UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed	by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Aegerion Pharmaceuticals, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person Filing Proxy Statement, if Other than Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration No.:

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(4)	Date Filed:

April 20, 2012

Dear Stockholder:

We are pleased to invite you to attend our 2012 Annual Meeting of Stockholders, or the Annual Meeting. The Annual Meeting will be held on Tuesday, June 5, 2012, at 9:00 a.m., local time, at One Main Street, East Arcade Conference Center, Cambridge, Massachusetts 02142.

Enclosed are the following:

•	Our Notice of Annual Meeting of Stockholders and proxy statement for 2012;

•	Our Annual Report for our fiscal year ended December 31, 2011, or the Annual Report; and

•	A proxy card with a return envelope to record your vote.

The Notice of our Annual Meeting of Stockholders lists the matters to be considered at the Annual Meeting, and the proxy statement describes the matters listed in the Notice.

If you were a stockholder of record as of April 9, 2012, you will receive a printed copy of the proxy materials by mail, and you may mark, date, sign, and mail the proxy card in the envelope provided, or vote over the Internet or by telephone. You will find voting instructions in the proxy statement and on the proxy card.

If you held shares as of April 9, 2012 that were not registered in your own name, but rather were registered in the name of a bank, broker or other institution, then you are the beneficial owner of shares held in “street name”, and you will receive a Notice Regarding Internet Availability of Proxy Materials, or Proxy Notice, with instructions that you must follow for your shares to be voted.

Your vote at the Annual Meeting is important. Whether or not you plan to attend the Annual Meeting in person, we ask that you vote as soon as possible by proxy so that your shares are represented at the Annual Meeting. We appreciate your participation and your interest in Aegerion.

Sincerely,

/s/ Marc D. Beer
Marc D. Beer Chief Executive Officer

April 20, 2012

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

The 2012 Annual Meeting of Stockholders of Aegerion Pharmaceuticals, Inc., or the Annual Meeting, will be held on Tuesday, June 5, 2012, at 9:00 a.m., local time, at One Main Street, East Arcade Conference Center, Cambridge, Massachusetts 02142, for the following purposes:

1.	To elect two Class II directors as nominated by our Board of Directors, each to serve a three-year term expiring at the 2015 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified.

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

The record date for the Annual Meeting is April 9, 2012. Only stockholders of record at the close of business on April 9, 2012 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting.

This year, we are mailing printed copies of our proxy materials, including our Annual Report, to stockholders who held shares in their own names as of April 9, 2012, or stockholders of record. Instead of mailing a printed copy of our proxy materials to stockholders who held shares that were not registered in their own name, but rather registered in the name of a bank or broker, or in street name, as of April 9, 2012, we have decided to provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on April 20, 2012, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials, or Proxy Notice, to all stockholders who held shares in street name as of April 9, 2012, and have posted our proxy materials on the website referenced in the Proxy Notice (www.proxyvote.com). As more fully described in the Proxy Notice, stockholders who held shares in “street name” as of April 9, 2012, may choose to access our proxy materials on the website referred to in the Proxy Notice or may request to receive a printed set of our proxy materials. In addition, the Proxy Notice and website referenced in the Proxy Notice provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR PROXY AS PROMPTLY AS POSSIBLE, BY TELEPHONE USING THE TOLL-FREE NUMBER REFERENCED ON THE PROXY CARD, BY ACCESSING THE INTERNET SITE AND FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD OR BY REQUESTING A PRINTED COPY OF THE PROXY MATERIALS AND MARKING, DATING, SIGNING AND RETURNING THE PROXY CARD. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY IF YOU SO DESIRE. THE PROXY MAY BE REVOKED AT ANY TIME

PRIOR TO ITS EXERCISE, BUT AFTER COMMENCEMENT OF THE ANNUAL MEETING, THE PROXY MAY BE REVOKED ONLY IN ACCORDANCE WITH THE ORDER OF BUSINESS ADOPTED FOR THE ANNUAL MEETING.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Anne Marie Cook
Anne Marie Cook Senior Vice President, General Counsel and Secretary

Dated: April 20, 2012

2

AEGERION PHARMACEUTICALS, INC.

101 Main Street

Suite 1850

Cambridge, Massachusetts 02142

www.aegerion.com

PROXY STATEMENT—2012 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement contains information about the 2012 Annual Meeting of Stockholders, or the Annual Meeting, of Aegerion Pharmaceuticals, Inc., a Delaware corporation, including any postponements or adjournments of the Annual Meeting. The Annual Meeting will be held on Tuesday, June 5, 2012, at 9:00 a.m., local time, at One Main Street, East Arcade Conference Center, Cambridge, Massachusetts 02142. In this proxy statement, we sometimes refer to Aegerion Pharmaceuticals, Inc. as “Aegerion,” the “Company,” “we,” “us,” or “our.”

We are sending you this proxy statement and related materials in connection with the solicitation of proxies by our Board of Directors, or the Board.

This year, we are mailing printed copies of our proxy materials, including our Annual Report on Form 10-K for the year ended December 31, 2011 (the “Annual Report”), to stockholders who held shares in their own names as of April 9, 2012, or stockholders of record.

For stockholders who held shares that were not registered in their own name, but rather were registered in the name of a bank or broker, or street name, as of April 9, 2012, we have elected to provide access to our proxy materials, including our Annual Report, on the Internet, consistent with the rules adopted by the Securities and Exchange Commission, or SEC. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on April 20, 2012, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials, or the Proxy Notice, to all stockholders who held shares in street name as of April 9, 2012, and have posted our proxy materials on the website referenced in the Proxy Notice (www.proxyvote.com). As more fully described in the Proxy Notice, stockholders who held shares in street name as of April 9, 2012 may choose to access our proxy materials on the website referenced in the Proxy Notice or may request to receive a printed set of our proxy materials by either writing to our Investor Relations Department, Aegerion Pharmaceuticals, Inc., 101 Main Street, Suite 1850, Cambridge, Massachusetts 02142, or e-mailing Investor Relations at investorrelations@aegerion.com.

Our proxy statement and Annual Report are available online at www.rrdezproxy.com/2012/Aegerion, through the SEC’s electronic data system called EDGAR at www.sec.gov, through the Investor Relations section of our website at www.aegerion.com, and for stockholders who held shares in “street name” as of April 9, 2012, on the website referenced in the Proxy Notice (www.proxyvote.com). To request a printed copy of our proxy materials and Annual Report, which we will provide to you without charge, either write to our Investor Relations Department, Aegerion Pharmaceuticals, Inc., 101 Main Street, Suite 1850, Cambridge, Massachusetts 02142, or e-mail Investor Relations at investorrelations@aegerion.com.

This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

For more information about this solicitation and voting, please see the Questions and Answers section below.

QUESTIONS AND ANSWERS

Who Can Vote?

Only stockholders of record at the close of business on April 9, 2012, are entitled to vote at the Annual Meeting. On this record date, there were 21,507,419 shares of our Common Stock, or Common Stock, issued and outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. Accordingly, there are an aggregate of 21,507,419 votes entitled to be cast at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If on April 9, 2012, your shares were registered directly in your name with our transfer agent, Registrar and Transfer Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or follow the instructions on the proxy card to submit your vote by telephone or Internet to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 9, 2012, your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name”. On April 20, 2012, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials, or the Proxy Notice, to all stockholders who held shares in street name. We have posted our proxy materials on the website referenced in the Proxy Notice (www.proxyvote.com). As more fully described in the Proxy Notice, you may choose to access our proxy materials on the website referenced in the Proxy Notice or may request to receive a printed set of our proxy materials by either writing to our Investor Relations Department, Aegerion Pharmaceuticals, Inc., 101 Main Street, Suite 1850, Cambridge, Massachusetts 02142, or e-mailing Investor Relations at investorrelations@aegerion.com. If you are the beneficial owner of shares held in street name, the organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. A number of brokers and banks enable beneficial owners to give voting instructions via telephone or the Internet. Please refer to the voting instructions provided by your bank or broker. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you provide a valid proxy from your broker, bank or other custodian.

What Proposals Will Be Presented at the Annual Meeting and What Are the Voting Recommendations of the Board of Directors?

The proposals that will be presented at the Annual Meeting and our Board of Directors’ voting recommendations are set forth in the table below:

Proposal	Board’s Voting Recommendation

(1) Elect two Class II directors, as nominated by our Board of Directors, each to serve a three-year term expiring at the 2015 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified.

For all nominees
(2) Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2012.	For ratification

We will also consider any other business that properly comes before the Annual Meeting. We are not currently aware of any other matters that are to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, one of the persons named in the enclosed proxy card will vote the shares they represent using their best judgment.

How Do I Vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the Annual Meeting.

Stockholder of Record

If your shares are registered directly in your name, you may vote:

•

By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•

In person at the Annual Meeting. If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

•

By telephone. You may vote over the telephone by calling toll-free 1-855-730-0803 in the United States or Canada and follow the recorded instructions. Please have your proxy card available when you call. Your vote must be received by 3:00 a.m. Eastern Daylight Time on June 5, 2012, to be counted.

•

Over the Internet. You may vote via the Internet by going to https://www.rtcoproxy.com/aegr and follow the on-screen instructions. Please have your proxy card available when you access the webpage. Your vote must be received by 3:00 a.m. Eastern Daylight Time on June 5, 2012, to be counted.

Beneficial Owner

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

•	By mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•

In person at the Annual Meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card, and bring it with you to the Annual Meeting. You will not be able to vote at the Annual Meeting unless you have a proxy card from your broker.

•	Over the Internet or by Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote over the Internet or by telephone.

How Many Votes Do I Have?

Each share of Common Stock that you own as of April 9, 2012, entitles you to one vote on each matter to be voted on at the Annual Meeting.

What If I Return a Proxy Card But Do Not Make Specific Choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted on the matters as recommended by our Board of Directors, which is as follows: “For” the election of both nominees for director, and “For” ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2012. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using their best judgment.

Will My Shares Be Voted if I Do Not Return My Proxy Card?

If your shares are registered in your name, they will not be voted if you do not vote over the Internet, by telephone or return your proxy card by mail or vote at the Annual Meeting as described in the section above entitled “How Do I Vote?”

If your shares are held in street name, and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote?,” the bank, broker or other nominee may exercise discretionary authority to vote on routine proposals, but may not vote on non-routine proposals. If your bank or broker or nominee votes on a routine proposal, the shares on non-routine matters that cannot be voted by the bank, broker or nominee that holds your shares are called broker non-votes. Broker non-votes will be deemed present at the Annual Meeting for purposes of determining whether a quorum exists for the Annual Meeting.

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2012 (Proposal 2) is a matter considered routine under applicable rules. The election of directors (Proposal 1) is a matter considered non-routine under applicable rules.

We encourage you to provide voting instructions. This ensures your shares will be voted at the Annual Meeting in the manner you desire.

May I Revoke My Proxy?

If you give a proxy, you may revoke it at any time before the Annual Meeting. You may revoke your proxy in any one of the following ways:

•	signing a new proxy card, and submitting it as instructed above;

•	notifying the Company’s Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•

attending the Annual Meeting in person and voting in person if you are a stockholder of record. Attending the Annual Meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

What If I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our Common Stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your shares are voted.

What Vote is Required to Approve Each Proposal?

With respect to Proposal 1, directors will be elected by a plurality of the votes of the shares of our Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Approval and adoption of Proposal 2 requires the affirmative vote of a majority of the shares of our Common Stock entitled to vote on the proposal that are present in person or represented by proxy at the Annual Meeting and are voted for or against the proposal.

What is a Quorum and How are Votes Counted?

We need a quorum of stockholders to hold our Annual Meeting. A quorum exists when at least a majority of the outstanding shares entitled to vote on the record date are represented at the meeting either in person or by proxy. Your shares will be counted towards the quorum only if a valid proxy or vote is submitted. Shares represented by abstentions and broker non-votes will be counted in determining whether there is a quorum for the Annual Meeting.

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For” and “Withhold” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. Abstentions will have no effect on Proposal 1, but will have the effect of a vote against Proposal 2. Broker non-votes will not be counted towards the vote total for any proposal.

Who Will Pay the Costs of Soliciting these Proxies and How Are They Being Solicited?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or e-mail. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals, and to obtain authority to execute proxies. We will then reimburse them for their expenses.

How Can I Find Out the Results of the Voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K within four business days after the Annual Meeting.

When Are Stockholder Proposals Due for Next Year’s Annual Meeting?

In order to be considered for inclusion in the Company’s proxy materials for the 2013 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, stockholders’ proposals must be received by us at our principal executive offices at 101 Main Street, Suite 1850, Cambridge, Massachusetts 02142 no later than December 21, 2012. Proposals received after that date will not be included in the Company’s proxy materials for the 2013 annual meeting.

Stockholders who intend to present a proposal or nominate a director at the 2013 annual meeting of stockholders without inclusion in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, are required to provide advance written notice of such proposal to us, at the address listed in the following paragraph, not earlier than February 5, 2013 and not later than March 7, 2013; provided, however, that in the event that the date of the 2013 annual meeting is more than thirty (30) days before or more than sixty (60) days after the anniversary date of this year’s Annual Meeting, or if no annual meeting were held for 2012, notice by the stockholder to be timely must be delivered not earlier than the close of business on the ninetieth (90th) day prior to the 2013 annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to the 2013 annual meeting or the tenth (10th) day following the day on which we first make a public announcement of the date of the 2013 annual meeting.

All stockholder proposals should be delivered to the attention of our Secretary, Anne Marie Cook, Esq., c/o Aegerion Pharmaceuticals, Inc., 101 Main Street, Suite 1850, Cambridge, MA 02142. We suggest that proposing stockholders submit their proposals by certified mail, return receipt requested. We advise you to review our Amended and Restated Bylaws, or by-laws, which contain additional requirements about advance notice of stockholder proposals and director nominations. If a proposal is received on a timely basis and properly comes before the meeting, management may still exercise discretionary voting authority on the proposal in connection with proxies solicited by management for the meeting under circumstances consistent with the proxy rules of the SEC.

Attending the Annual Meeting

The Annual Meeting will be held on Tuesday, June 5, 2012 at 9:00 a.m., local time, at One Main Street, East Arcade Conference Center, Cambridge, Massachusetts 02142. When you arrive at the Annual Meeting location, signs will direct you to the appropriate meeting room. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record, your name will be verified against the list of stockholders of record prior to admittance to the Annual Meeting. If you are a beneficial owner, you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to the record date, a copy of the voting instruction provided to you by your bank, broker or other nominee, or other similar evidence of ownership. You are not required to attend the Annual Meeting in order to vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Common Stock, as of March 12, 2012 (unless otherwise noted) with respect to:

•

each person, or group of affiliated persons, known to us to be the beneficial owner of 5% or more of the outstanding shares of our Common Stock as of such date, based on currently available Schedules 13D and 13G filed with the Securities and Exchange Commission, or SEC, as may be updated by a currently available Statement of Change of Beneficial Ownership of Securities on Form 4 filed with the SEC;

•	each of our named executive officers and directors; and

•	all of our current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of Common Stock issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days after March 12, 2012, although these shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, all of the shares reflected in the table are shares of Common Stock, and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose. Percentage of ownership is based on 21,266,236 shares of Common Stock outstanding on March 12, 2012.

Except as otherwise indicated in the table below, addresses of named beneficial owners are c/o Aegerion Pharmaceuticals, Inc., 101 Main Street, Suite 1850, Cambridge, Massachusetts 02142.

	Total Number of Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned
5% or Greater Stockholders:
Alta BioPharma Partners III, L.P. and affiliated entities(1)	2,690,251	12.7%
Funds managed by Advent International Corporation(2)	2,457,879	11.6%
Index Venture Associates III Limited and affiliated entities(3)	2,081,827	9.8%
JPMorgan Chase & Co.(4)	1,386,847	6.5%
Perceptive Advisors LLC and Joseph Edelman(5)	1,253,354	5.9%

Named Executive Officers and Directors:
Marc D. Beer(6)	586,653	2.8%
Mark J. Fitzpatrick(7)	30,250	*
Martha J. Carter(8)	31,245	*
Mark Sumeray(9)	16,665	*
Christine A. Pellizzari(10)	230,270	1.1%
William H. Lewis(11)	376,645	1.8%
Sol J. Barer, Ph.D(12)	16,605	*
Antonio M. Gotto, Jr., M.D., D.Phil.(13)	17,329	*
David I. Scheer(14)	650,154	3.1%
Sandford D. Smith	—	*
Paul G. Thomas	—	*
All current executive officers and directors as a group (10persons)(15)	1,358,483	6.4%

*	Less than 1% of our outstanding Common Stock.

(1)	The amount shown and the following information are derived from the Schedule 13D, filed on November 8, 2010, by Alta BioPharma Partners III, L.P., or ABPIII, and its affiliated entities reporting beneficial ownership as of October 27, 2010, as updated pursuant to that certain Statement of Changes in Beneficial Ownership of Securities on Form 4 filed on August 9, 2011, reporting beneficial ownership as of August 8, 2011. The address for ABPIII and its affiliated entities is One Embarcadero Center, Suite 3700, San Francisco, CA 94111. The amount owned consisted of 2,464,052 shares held by ABPIII, 165,478 shares held by Alta BioPharma Partners III GmbH & Co. Beteiligungs KG, or ABPIIIKG, and 60,721 shares held by Alta Embarcadero BioPharma Partners III, LLC, or AEBPIII. Alta BioPharma Management III, LLC, or ABMIII, as the general partner of ABPIII and managing limited partner of ABPIIIKG, shares the power to direct the voting and disposition of the shares directly held by ABPIII and ABPIIIKG, and may be deemed to beneficially own the shares held by such entities. By virtue of their positions as directors of ABMIII and managers of AEBPIII, each of Farah Champsi, Edward Penhoet and Edward Hurwitz, or collectively the Directors and each a Director, shares the power to direct the disposition of and vote the shares held by ABPIII, ABPIIIKG and AEBPIII and may be deemed to beneficially own the shares held by such entities. By virtue of her position as a member of ABMIII, Alison Kiley, who served as a director of Aegerion until January 2012, may be deemed to share the power to direct disposition and vote the shares held by ABPIII, ABPIIIKG, and AEBPIII and may be deemed to beneficially own the shares held by such entities. Each of the Directors and Ms. Kiley disclaim beneficial ownership of the shares held by such entities, except to the extent of his or her proportionate pecuniary interest in the funds.
(2)

The amount shown and the following information are derived from the Schedule 13D/A, filed on February 1, 2012 by Advent International Corporation, or AIC, reporting beneficial ownership as of December 31, 2011, as updated pursuant to those certain Statements of Changes in Beneficial Ownership of Securities on Form 4 filed by AIC and funds managed by AIC on March 14, 2012, reporting beneficial ownership as of March 9, 2012. The address for funds managed by AIC is 75 State Street, 29th Floor, Boston, MA 02109. The amount reported consists of 985,052 shares held by Advent Healthcare and Life Sciences III Limited Partnership, 1,445,713 shares held by Advent Healthcare and Life Sciences III A Limited Partnership and 27,114 shares held by Advent Partners HLS III Limited Partnership. AIC is the manager of Advent International LLC, or AI LLC, which in turn is the general partner of AHLS III GP Limited Partnership, or AHLS III GP. As such, AIC has the sole power to vote and dispose of the securities owned by AI LLC and AHLS III GP. The beneficial ownership of AIC, AI LLC and AHLS III GP derive from such power. AHLS III GP is the general partner of Advent Healthcare and Life Sciences III Limited Partnership and Advent Healthcare and Life Sciences III A Limited Partnership. As such AIC has the sole power to vote and dispose of securities of Advent Healthcare and Life Sciences III Limited Partnership and Advent Healthcare and Life Sciences III A Limited Partnership, and the beneficial ownership of AIC, AI LLC and AHLS III GP with respect to such entities derive from such power. AIC is the general partner of Advent Partners HLS III Limited Partnership and as such has the power to vote and dispose of the securities of Advent Partners HLS III Limited Partnership. The beneficial ownership of AIC with respect to such entity derives from such power.

(3)	The amount shown and the following information are derived from the Schedule 13D/A, filed on July 7, 2011, by Index Venture Associates III Limited, or Index Venture, and affiliated entities reporting beneficial ownership as of June 29, 2011, as updated pursuant to that certain Statement of Changes in Beneficial Ownership of Securities on Form 4 filed on February 1, 2012, reporting beneficial ownership as of January 30, 2012. The address for Index Venture and its affiliated entities is P.O. Box 641, No. 1 Seaton Place, St. Helier, Jersey JE4 8YJ, Channel Islands. The amount owned consisted of 1,541,886 shares held by Index Ventures III (Delaware) L.P., or IVIII Delaware, 506,389 shares held by Index Ventures III (Jersey) L.P., or IVIII Jersey, 21,273 shares held by Index Ventures III Parallel Entrepreneur Fund (Jersey) L.P., or IVIII PEF, and 12,279 shares held by Yucca Partners L.P. Jersey Branch, or Yucca. Index Venture, as the general partner of IVIII Delaware, IVIII Jersey and IVIII PEF and an affiliate of Yucca, may be deemed to share the right to direct the voting and dispositive control over shares held by such entities. Michelle Ollier, who served as a director of Aegerion until July 2011, is a partner of Index Ventures. Dr. Ollier disclaims beneficial ownership except to the extent of her proportionate pecuniary interest in the funds.

(4)	The amount shown and the following information are derived from the Schedule 13G, filed on January 17, 2012, by JPMorgan Chase & Co., or JPMorgan, and its wholly owned subsidiaries, J.P. Morgan Investment Management Inc. and JPMorgan Asset Management (UK) Ltd., reporting beneficial ownership as of December 30, 2011. Of the 1,386,847 shares of our Common Stock beneficially owned, JP Morgan reports sole voting power as to 1,243,747 shares and sole dispositive power as to 1,386,847 shares. The address for JPMorgan is 270 Park Avenue, New York, NY 10017.
(5)	The amount shown and the following information are derived from the Schedule 13G, filed on February 10, 2012, by Perceptive Advisors LLC, reporting beneficial ownership as of December 31, 2011. The shares are held by a private investment fund to which Perceptive Advisors LLC serves as the investment manager. Joseph Edelman is the managing member of Perceptive Advisors LLC. Perceptive Advisors LLC and Mr. Edelman report shared voting and shared dispositive power with respect to the 1,253,354 shares of our Common Stock beneficially owned by them. The address for Perceptive Advisors LLC and Mr. Edelman is 499 Park Avenue, 25th Floor, New York, NY 10022.
(6)	Consists of 197,061 shares of Common Stock owned directly by Mr. Beer, 7,156 shares of Common Stock held indirectly by Mr. Beer in a Roth IRA, 200 shares of Common Stock owned by Mr. Beer’s son, and 382,236 shares of Common Stock subject to options exercisable within 60 days of March 12, 2012. The amount shown does not include the acquisition of an additional 2,000 shares of our Common Stock acquired by Mr. Beer after March 12, 2012, including 1,000 shares acquired by Mr. Beer on March 22, 2012 and 1,000 shares acquired by Mr. Beer on March 29, 2012, as reported pursuant to those certain Statements of Changes in Beneficial Ownership of Securities on Form 4 filed by Mr. Beer on March 23, 2012 and March 30, 2012, respectively.
(7)	Consists of 30,250 shares of Common Stock subject to options exercisable within 60 days of March 12, 2012. The amount shown does not include 500 shares of our Common Stock acquired by Mr. Fitzpatrick on March 23, 2012, as reported pursuant to that certain Statement of Changes in Beneficial Ownership of Securities on Form 4 filed by Mr. Fitzpatrick on March 26, 2012.
(8)	Consists of 31,245 shares of Common Stock subject to options exercisable within 60 days of March 12, 2012. The amount shown does not include 1,000 shares of our Common Stock acquired by Ms. Carter on March 29, 2012, as reported pursuant to that certain Statement of Changes in Beneficial Ownership of Securities on Form 4 filed by Ms. Carter on April 2, 2012.
(9)	Consists of 16,665 shares of Common Stock subject to options exercisable within 60 days of March 12, 2012.
(10)	Consists of 230,270 shares of Common Stock subject to options exercisable within 60 days of March 12, 2012. Ms. Pellizzari left the Company, effective as of December 31, 2011, in connection with the closing of our Bedminster, New Jersey office and consolidation of facilities and related administrative functions into our Cambridge, Massachusetts headquarters.
(11)	The amount shown and the following information are derived from the Company’s 424B4 Prospectus filed pursuant to Rule 424 on June 24, 2011, as updated to reflect the stock option activity of Mr. Lewis since his resignation in June 2011.
(12)	Consists of 6,642 shares of Common Stock subject to options exercisable within 60 days of March 12, 2012, and 9,963 shares of Common Stock subject to vesting within 60 days of March 12, 2012, pursuant to a restricted stock award.
(13)	Consists of 13,916 shares of Common Stock owned directly by Dr. Gotto, and 3,413 shares of Common Stock subject to options exercisable within 60 days of March 12, 2012.
(14)	Consists of 650,154 shares of Common Stock held by Scheer Investment Holdings VII LLC. Mr. Scheer, the Chairman of our Board of Directors, is the managing member of Scheer Investment Holdings VII LLC. Mr. Scheer has sole power to vote all shares. Mr. Scheer disclaims beneficial ownership except to the extent of his proportionate pecuniary interest in the funds. The address for Scheer Investment Holdings VII LLC is 555 Long Wharf Drive, 11th Floor, New Haven, CT 06511.
(15)	Does not include shares held by Mr. Lewis or Ms. Pellizzari who are no longer executive officers of the Company. Includes 9,582 shares of Common Stock subject to options exercisable within 60 days of March 12, 2012 that are held by Anne Marie Cook, the Company’s Senior Vice President, General Counsel and Secretary.

BOARD OF DIRECTORS

The authorized size of our Board is six, and we currently have six directors in place. The Board of Directors is divided into three classes with members of each class serving for staggered three-year terms, as follows:

•	Dr. Barer and Dr. Gotto serve as Class I directors, and their current terms will expire at our 2014 annual meeting of stockholders.

•

Mr. Smith and Mr. Thomas serve as Class II directors whose current terms expire at the upcoming Annual Meeting. Mr. Smith and Mr. Thomas have each been nominated for re-election at the Annual Meeting. If re-elected at the Annual Meeting, their new terms will expire at our 2015 annual meeting of stockholders.

•	Mr. Beer and Mr. Scheer serve as Class III directors, and their current terms will expire at our 2013 annual meeting of stockholders.

Our by-laws provide that any vacancies in our Board of Directors and newly created directorships may be filled only by our Board of Directors, and that the authorized number of directors may be changed only by our Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes, so that, as nearly as possible, each class will consist of one-third of the total number of directors. These provisions of our by-laws and the classification of the Board of Directors may have the effect of delaying or preventing changes in the control or management of Aegerion.

Our Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, or the Nominating Committee, voted to nominate Mr. Smith and Mr. Thomas, respectively, for re-election as Class II directors at the Annual Meeting, for a term of three years to serve until the 2015 annual meeting of stockholders and until their successors have been duly elected and qualified. The Board of Directors has determined that Mr. Smith and Mr. Thomas each possess the requisite skills, personal integrity, business judgment, industry experience and willingness to devote the time and effort necessary to serve as an effective member of the Board of Directors. A description of the background of each nominee, along with other specific experiences, qualifications, attributes or skills that contributed to the Board of Director’s decision to nominate the nominees, is set forth below, followed immediately by like disclosure for our existing directors whose terms of office extend beyond the Annual Meeting.

Nominees for Election at the Annual Meeting

Name	Age	Director Class / Year of Term Expiration	Director Since	Position
Sandford D. Smith(1)	65	Class II / 2012	2012	Director
Paul G. Thomas(1)	56	Class II / 2012	2011	Director

(1)	Member of the audit committee.

Sandford D. Smith has served as a member of our Board of Directors since January 2012. Mr. Smith is also a member of the Audit Committee of the Board of Directors. Mr. Smith is currently a Managing Director of Tullis Health Investors, which manages a family of funds and investments focusing on the healthcare industry. Prior to joining Tullis Health Investors in January 2012, Mr. Smith served from 1996 until 2011 in various senior and executive management positions at Genzyme Corporation, including most recently as Executive Vice President and President of Genzyme’s International Group with responsibility for the commercial activities for Genzyme’s products outside of the United States. Prior to joining Genzyme, Mr. Smith served from 1986 to 1996 as President and Chief Executive Officer and a Director of Repligen Corporation. Mr. Smith previously held a number of positions with Bristol-Myers Squibb Company from 1977 to 1986, including Vice President of Business Development and Strategic Planning for the Pharmaceutical Group. Mr. Smith currently serves as a director of BioBehavioral Diagnostics Company, a privately held company that manufactures and markets technologies for the diagnosis and management of neurological and psychiatric conditions, and serves as a member of the Board of Trustees of Brigham and Women’s Hospital in Boston. Mr. Smith holds a B.Sc. degree from the University of Denver. Our Board of Directors believes that Mr. Smith’s qualifications to sit on our Board of Directors include his extensive executive experience in the life sciences industry, and in particular his experience in commercializing pharmaceutical products on a global basis, including his successful leadership at Genzyme in leading the launch of new products in various therapeutic categories, including rare diseases, on a global basis.

Paul G. Thomas has served as a member of our Board of Directors since August 2011. Mr. Thomas is also the chairman of the Audit Committee of the Board of Directors. Mr. Thomas is the founder, and since September 2009 has served as Chief Executive Officer, of Roka Bioscience, Inc., a privately held company principally engaged in the development and commercialization of molecular assays for biopharmaceutical processing, food safety and other industrial testing applications. From October 1998 until August 2008, Mr. Thomas served as Chairman, Chief Executive Officer and President of LifeCell Corporation, a publicly traded company that developed and marketed innovative tissue repair products for use in reconstructive, orthopedic and urogynecologic surgical procedures. LifeCell was acquired in 2008 by Kinetic Concepts, Inc. Prior to joining LifeCell, Mr. Thomas was President and Chief Operating Officer of the Pharmaceutical Products Division of Ohmeda Inc. (now Baxter PPD). Mr. Thomas is also a member of the Board of Directors of AbioMed, Inc., a leading provider of medical devices that provide circulatory support to acute heart failure patients across the continuum of care in heart recovery. Mr. Thomas received his M.B.A. degree with an emphasis in Marketing and Finance from Columbia University Graduate School of Business, and completed his postgraduate studies in Chemistry at the University of Georgia Graduate School of Arts and Science. He received his B.S. degree in Chemistry from St. Michael’s College in Vermont. Our Board of Directors believes that Mr. Thomas’s qualifications to sit on our Board of Directors include his extensive executive leadership experience gained over 20 years in the life sciences industry.

Directors Whose Terms Do Not Expire This Year

Name	Age	Director Class / Year of Term Expiration	Director Since	Position
Marc D. Beer	47	Class III / 2013	2010	Chief Executive Officer and Director
David I. Scheer(1)(2)	59	Class III / 2013	2005	Chairman of the Board
Sol J. Barer, Ph.D(1)(2)	65	Class I / 2014	2011	Director
Antonio M. Gotto, Jr., M.D., D.Phil.(1)	76	Class I / 2014	2006	Director

(1)	Member of the Nominating and Corporate Governance Committee.
(2)	Member of the Compensation Committee.

Marc D. Beer has served as our Chief Executive Officer and a member of our Board of Directors since August 2010. Prior to joining Aegerion, from April 2000 to November 2007, Mr. Beer served as the President and Chief Executive Officer of ViaCell, Inc., a cellular therapy company. Prior to joining ViaCell, he held marketing and business development roles at Genzyme Corporation, most recently serving as Vice President of Global Marketing. Prior to joining Genzyme, he served as Vice President, Sales and Marketing at Biostar, Inc. and held a variety of sales and marketing roles in the pharmaceutical and diagnostic devices divisions of Abbott Laboratories. Mr. Beer holds a B.S. from Miami University (Ohio). Our Board of Directors believes that Mr. Beer’s qualifications to sit on our Board of Directors include his extensive experience in the life sciences industry.

David I. Scheer, a co-founder of Aegerion, has served as Chairman of our Board of Directors since February 2005. Since 1981, Mr. Scheer has served as President at Scheer & Company, Inc., a company that provides venture capital, corporate strategic and transactional advisory services in the life sciences industry. Mr. Scheer serves as the Chairman of the Board of Tengion, Inc. (a biopharmaceutical company focused on developing neo-organs), Achillion Pharmaceuticals, Inc. (a biopharmaceutical company focused on the treatment of infectious diseases), and also serves on the boards of several privately held companies. Mr. Scheer is also a member of the Advisory Committee to the Harvard Malaria Initiative and the Leadership Council for the Harvard School of Public Health. Mr. Scheer holds an A.B. cum laude from Harvard College and an M.S. from Yale University. Our Board of Directors believes that Mr. Scheer’s qualifications to sit on our Board of Directors include his years of experience working with life science companies.

Sol J. Barer, Ph.D. has served as a member of our Board of Directors since May 2011. Dr. Barer is currently the Managing Partner of SJBarer Consulting LLC. He previously served in various positions at Celgene Corporation (a biopharmaceutical company focused on the treatment of cancer and inflammatory diseases), including Chairman and Chief Executive Officer from May 2006 until June 2010, Executive Chairman from June 2010 until December 2010, and Non-Executive Chairman from January 2011 until June 2011. Prior to that, he held several other positions within Celgene, including President and Chief Operating Officer. Dr. Barer joined the Celanese Research Company in 1974 and formed the biotechnology group that was subsequently spun out to form Celgene. Dr. Barer currently serves on the Board of Directors of Amicus Therapeutics (a biopharmaceutical company focused on the development of novel small molecule drugs for the treatment of genetic diseases), InspireMD, Inc. (a medical device company focused on the development and commercialization of stent system technology), and several privately held biotechnology companies. Dr. Barer received a B.S. from Brooklyn College and a Ph.D. in Organic Chemistry from Rutgers University. Our Board of Directors believes that Dr. Barer’s qualifications to sit on our Board of Directors include his significant scientific and executive leadership experience in the pharmaceutical industry.

Antonio M. Gotto, Jr., M.D., D.Phil. has served as a member of our Board of Directors since January 2006. Dr. Gotto currently serves as Co-Chairman of the Board of Overseers of the Joan and Sanford I. Weill Medical College of Cornell University and Vice President of Cornell University. From January 1997 to December 2011, Dr. Gotto served as the Stephen and Suzanne Weiss Dean of the Joan and Sanford I. Weill Medical College of Cornell University and Provost for Medical Affairs of Cornell University. Previously, Dr. Gotto served as J.S. Abercrombie Chair of Atherosclerosis and Lipoprotein Research and Chairman and Professor of the Department of Medicine at Baylor College of Medicine and Methodist Hospital. Dr. Gotto currently serves as a member of the Institute of Medicine of the National Academy of Sciences and a Fellow of the American Academy of Arts and Sciences. Dr. Gotto is also a past president of the International Atherosclerosis Society and a past president of the American Heart Association. Dr. Gotto holds a B.A. from Vanderbilt University, a D.Phil. from Oxford University in England, where he was a Rhodes Scholar, and an M.D. from Vanderbilt University School of Medicine. He completed his residency training at Massachusetts General Hospital in Boston, Massachusetts. Our Board of Directors believes that Dr. Gotto’s qualifications to sit on our Board of Directors include his extensive experience and expertise in the lipid area.

There are no family relationships among any of our directors or officers.

Director Independence

Under applicable NASDAQ Marketplace Rules, a director will only qualify as an “independent director,” if, in the opinion of our Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has considered the relationships of all of our directors, and has determined that Dr. Barer, Dr. Gotto, Mr. Scheer, Mr. Smith and Mr. Thomas do not have any relationship which would interfere with the exercise of independent judgment in carrying out their responsibilities as directors, and that each of them qualifies as an independent director under the applicable rules of the NASDAQ Global Market. Mr. Beer, who also serves as our Chief Executive Officer, is not considered independent under the applicable rules of the NASDAQ Global Market.

Board Meetings and Attendance

The Board of Directors held 5 meetings during the year ended December 31, 2011. During that period, the Audit Committee of the Board of Directors, or the Audit Committee, held 13 meetings, the Compensation Committee of the Board of Directors, or the Compensation Committee, held 4 meetings, and the Nominating and Corporate Governance Committee of the Board of Directors, or the Nominating Committee, held 3 meetings. During the fiscal year ended December 31, 2011, each director attended at least 75% of the meetings of the Board of Directors and the committees on which he or she served, except for Dr. Gotto who attended 62% of the total number of meetings of the Board of Directors and the committees on which he served.

Since 2011 our policy has been to schedule a regular meeting of the Board on the same date as our annual meeting of stockholders to the extent practicable and, accordingly, directors are encouraged to be present at such stockholder meetings. We were not able to schedule a regular meeting of the Board on the same date as our upcoming Annual Meeting, but expect to do so, to the extent practicable, beginning with our annual meeting of stockholders in 2013. Of our then-current directors only Mr. Beer attended our annual meeting of stockholders in 2011.

The independent directors meet in executive session without management directors or management present. These sessions take place prior to or following regularly scheduled Board meetings. The independent directors met in executive session after each of the Board meetings held during the fiscal year ended December 31, 2011.

Board Leadership Structure and Board’s Role in Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Our Board of Directors is actively involved in oversight of risks that could affect us. This oversight is conducted primarily through committees of the Board of Directors, as disclosed in the descriptions of each of the committees below, but the full Board of Directors has retained responsibility for general oversight of risks. Our Board of Directors satisfies this responsibility through full reports by each committee chair (or, in the case of the Nominating Committee, through full reports by a member of the Nominating Committee) regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company. Our Board of Directors believes that full and open communication between management and the Board of Directors is essential for effective risk management and oversight.

We have separated the positions of chairman of the Board and chief executive officer as we believe that this allows our chief executive officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. We believe that this structure ensures an enhanced role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board of Directors.

Stockholder Communications with the Board of Directors

Our Board of Directors has approved a Securityholder Communication Policy that can be found on our website at www.aegerion.com. Pursuant to this policy, stockholders who wish to address questions regarding our business directly with the Board of Directors as a whole, or with any individual director, should direct his or her questions in writing to the attention of the Chairman of the Board of Directors, or an individual director, as the case may be, c/o Aegerion Pharmaceuticals, Inc., 101 Main Street, Suite 1850, Cambridge, Massachusetts 02142. Communications will be distributed to the Board of Directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications.

Corporate Governance Guidelines

Our Board of Directors is committed to sound and effective corporate governance practices. Accordingly, our Board of Directors has adopted Corporate Governance Guidelines, which are intended to describe the governance principles and procedures by which the Board functions. Among other matters, the Corporate Governance Guidelines cover director qualification standards, director responsibilities, Board structure, director access to management and independent advisors, director compensation and securityholder communications with the Board. The Corporate Governance Guidelines are available on our website at www.aegerion.com.

Code of Conduct and Ethics

We have adopted a code of conduct and ethics that applies to all of our employees, including our principal executive officer, our principal financial and accounting officer, and our directors. The text of the code of conduct and ethics is posted on our website at www.aegerion.com and will be made available to stockholders without charge, upon request in writing to Secretary, c/o Aegerion Pharmaceuticals, Inc., 101 Main Street, Suite 1850, Cambridge, Massachusetts 02142.

Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, our principal executive officer, and our principal financial and accounting officer will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of NASDAQ.

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating Committee. Each of these committees operates pursuant to a separate written charter adopted by our Board of Directors. The charters of the Audit Committee, Compensation Committee and Nominating Committee are available on our website at www.aegerion.com.

The composition and functioning of all of our committees comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, the NASDAQ Global Market and SEC rules and regulations.

Audit Committee

Mr. Smith and Mr. Thomas currently serve on the Audit Committee, with Mr. Thomas serving as the Audit Committee’s chairman. Our Board of Directors has determined that Mr. Smith and Mr. Thomas each qualify as an “audit committee financial expert” for purposes of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Our Board of Directors has determined that Mr. Smith and Mr. Thomas are each an independent director under the rules of the NASDAQ Global Market and Rule 10A-3 of the Exchange Act.

The Audit Committee’s responsibilities include, among other things:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting related complaints and concerns; and

•	preparing the audit committee report required by SEC rules to be included in this annual proxy statement.

Compensation Committee

Dr. Barer and Mr. Scheer currently serve on the Compensation Committee, with Dr. Barer serving as the Compensation Committee’s chairman. Our Board of Directors has determined that each of Dr. Barer and Mr. Scheer is an independent director under the applicable rules of the NASDAQ Global Market, a non-employee director under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and an outside director for the purposes of Internal Revenue Code Section 162(m). The Compensation Committee’s responsibilities include, among other things:

•	annually reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer;

•	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining the compensation of our chief executive officer;

•	reviewing and approving the compensation of all our other executive officers;

•	overseeing and administering our incentive-based compensation and equity-based plans; and

•	reviewing and making recommendations to the Board of Directors with respect to director compensation; and

•	preparing the compensation committee report required by SEC rules to be included in this annual proxy statement relating to our overall compensation structure, policies and programs.

Nominating Committee

Dr. Barer, Dr. Gotto, and Mr. Scheer currently serve on our Nominating Committee. Our Board of Directors has determined that each of Dr. Barer, Dr. Gotto and Mr. Scheer is an independent director under the applicable rules of the NASDAQ Global Market. The Nominating Committee’s responsibilities include, among other things:

•	developing and recommending to the Board of Directors criteria for selecting Board and committee membership;

•	establishing procedures for identifying and evaluating director candidates including nominees recommended by stockholders;

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors and to each of the board’s committees;

•	overseeing the Company’s code of business conduct and ethics and a set of corporate governance guidelines;

•	overseeing corporate succession planning for our chief executive officer and other executive officers; and

•	overseeing the evaluation of the Board, its committees and management.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board of Directors or who will serve on our Compensation Committee. None of the members of our Compensation Committee has ever been one of our employees.

Director Nominations and Qualifications

As it becomes necessary to fill one or more seats on the Board of Directors, the Nominating Committee will consider in a timely fashion potential candidates for director that have been recommended by our directors, chief executive officer, other members of senior management and stockholders. The procedures for submitting stockholder nominations are explained below. The Nominating Committee may also engage a third-party search firm to identify potential director candidates for its consideration, or use any other source it deems appropriate for identifying candidates for director. The Nominating Committee will meet as often as it deems necessary to narrow the list of potential candidates, review any materials provided in connection with potential candidates and cause appropriate inquiries to be conducted into the backgrounds and qualifications of each candidate. The Nominating Committee recommends to the Board of Directors the candidates that it feels that the Board of Directors should nominate for election by the stockholders or named by the Board of Directors to fill a vacancy.

To recommend a candidate to the Board of Directors, stockholders should send the candidate’s name, age, business and residential address, educational background and occupational history for the past five years, a description of how the candidate addresses the minimum qualifications and other criteria for Board membership and his or her consent to be considered as a candidate to Secretary, c/o Aegerion Pharmaceuticals, Inc. 101 Main Street, Suite 1850, Cambridge, Massachusetts 02142. To be considered in the proxy statement for our annual meeting of stockholders in 2013, such notice must be delivered to the Secretary not less than 120 days prior to the first anniversary of the date our proxy statement was delivered to stockholders in connection with the preceding year’s annual meeting, or December 21, 2012. Stockholders who intend to nominate a director at the 2013 annual meeting of stockholders without inclusion in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, are required to provide advance written notice of such proposal to us, at the address listed above, not earlier than February 5, 2013 and not later than March 7, 2013; provided, however, that in the event that the date of the 2013 annual meeting is more than thirty (30) days before or more than sixty (60) days after the anniversary date of this year’s Annual Meeting, or if no annual meeting were held for 2012, notice by the stockholder to be timely must be delivered not earlier than the close of business on the ninetieth (90th) day prior to the 2013 annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to the 2013 annual meeting or the tenth (10th) day following the day on which we first make a public announcement of the date of the 2013 meeting. The proposing stockholder should also include his or her contact information, a statement of his or her share ownership, including the number of shares owned and for how long such shares have been held and a statement of any arrangements and understandings between the candidate and the stockholder. Other than verification of the nominating stockholder’s compliance with the proper nominating procedures, and verification of the nominating person’s status as a stockholder, a candidate for director nominated by a stockholder is evaluated in the same manner as any other candidate.

The Nominating Committee evaluates each individual candidate in the context of overall composition and needs of the Board of Directors, with the objective of recommending a group that can best manage the business and affairs of the Company and represent stockholder interests. The Nominating Committee seeks to achieve a mix of Board members representing a diversity of backgrounds and experience. The Nominating Committee must be satisfied that each recommended nominee meets the following minimum qualifications:

•	the nominee shall have experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing;

•	the nominee shall be highly accomplished in his or her respective field, with superior credentials and recognition;

•

the nominee shall exhibit high standards of integrity, commitment and independence of thought and judgment, and shall have significant business or professional experience or demonstrated an exceptional understanding of the pharmaceutical and/or lipid-lowering drug therapy industries or other disciplines relevant to the business of the Company;

•	the nominee shall have sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve; and

•	to the extent such nominee serves or has previously served on other boards, the nominee shall have a demonstrated history of actively contributing at board meetings.

Finally, in addition to any other standards the Nominating Committee may deem appropriate from time to time for the overall structure and composition of the Board, the Nominating Committee may consider the following factors when selecting and recommending that the Board select persons for nomination: whether the nominee, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience and whether the nominee is well regarded in the community. The Nominating Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. However, the Nominating Committee may consider the diversity of background and experience of a director nominee in the context of the overall composition of the Board of Directors at that time, such as diversity of knowledge, skills, experience, geographic location, age, gender, and ethnicity.

DIRECTOR COMPENSATION

Non-Employee Director Compensation Policy

Effective October 27, 2010, our Board of Directors adopted our Non-Employee Director Compensation Policy. This policy is designed to provide a total compensation package that enables us to attract and retain, on a long-term basis, high caliber non-employee directors and to align the directors’ interests with the long-term interests of our stockholders. Non-employee members of the Board of Directors began to receive payments for their service as Board members in accordance with this policy in 2011. Employee directors do not receive additional compensation for their services as directors.

Under the policy, all non-employee directors are entitled to be paid cash compensation as set forth below.

	Annual Retainer	In-Person Attendance Per Meeting	Telephonic Attendance Per Meeting
Board
Chairman of the Board	$40,000	$2,000	$1,000
Other Non-Employee Directors	25,000	2,000	1,000

Audit Committee
Committee Chairman	35,000	1,000	1,000
Committee Members	—	1,000	1,000

Compensation Committee
Committee Chairman	35,000	1,000	1,000
Committee Members	—	1,000	1,000

Nominating and Corporate Governance Committee
Committee Chairman	30,000	1,000	1,000
Committee Members	—	1,000	1,000

The annual retainers are paid quarterly, in arrears, or upon the earlier resignation or removal of the non-employee director. The annual retainers are pro-rated based on the number of calendar days served by such director. The annual retainers and meeting fees are additive, meaning that directors earn retainers and fees for both Board and committee participation.

Under the policy, each person who is initially appointed or elected to the Board of Directors is eligible for an option grant to purchase shares of Common Stock, representing 0.1% of Aegerion on a fully-diluted basis, under our stock option plan on the date he or she first becomes a non-employee director. In addition, each director is entitled to an annual option grant to purchase shares of Common Stock representing 0.05% of the company on a fully-diluted basis. So long as the director remains on the Board of Directors, the director option grants will vest one-third on each one-year anniversary of the date of grant. Director option grants become immediately exercisable upon the death, disability or retirement of a director or upon a change in control of Aegerion. In addition, directors have up to one year following cessation of service as a director to exercise the options (to the extent vested at the date of such cessation), provided that the director has not been removed for cause. All of the foregoing options are granted at fair market value on the date of grant.

In April 2011, the Board, based in part on the recommendation of the Nominating Committee, approved an amendment to the Non-Employee Director Compensation Policy providing for the issuance of an additional equity award to the Chairmen of the Audit Committee and the Compensation Committee. Pursuant to this amendment, the Chairmen of the Audit Committee and the Chairman of the Compensation Committee will each be entitled to receive a one-time grant of restricted stock equal to 0.15% of the Company on a fully-diluted basis when they are first elected to such position. These restricted stock grants will vest in the same manner as the director option grants described above.

The following table sets forth a summary of the compensation earned by our non-employee directors in 2011. We have intentionally omitted columns from this table pertaining to types of compensation not paid to our non-employee directors in 2011.

Director Compensation Table – 2011

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Option Awards ($)(1)		All Other Compensation ($)		Total ($)
Sol J. Barer, Ph.D.(2)	$68,000	$575,383	(3)	$403,454	(4)	$—		$1,046,837
Antonio M. Gotto, Jr., M.D., D. Phil.	70,000	—		126,708	(5)	—		196,708
David I. Scheer	63,000	—		126,708	(6)	1,250	(7)	190,958
Sandford D. Smith(8)	—	—		—		—		—
Paul J. Thomas(9)	18,417	—		240,832	(10)	—		259,249
Jason S. Fisherman, M.D.(11)	8,250	—		—		—		8,250
Alison Kiley(12)	45,000	—		126,708	(13)	—		171,708
Michelle Ollier, M.D.(14)	32,000	—		126,708	(15)	—		158,708

(1)	For information regarding assumptions underlying the valuation of equity awards, see Note 14 to the Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. Grant date fair value of equity awards is calculated in accordance with FASB ASC Topic 718.
(2)	Dr. Barer joined the Board of Directors in April 2011.
(3)	Represents the grant date fair value of restricted stock award granted to Dr. Barer on May 5, 2011 for 29,890 shares of our Common Stock. Such restricted shares vest in equal one-third annual installments over a period of three years from the date of the award, with the first installment to vest on May 5, 2012. This grant was issued to Dr. Barer in connection with his service as Chairman of our Compensation Committee, in accordance with our Non-Employee Director Compensation Policy providing for the issuance of an additional equity award to the Chairmen of the Audit Committee and the Compensation Committee.
(4)	Represents the grant date fair value of option awards granted to Dr. Barer on May 5, 2011 for the purchase of up to 19,927 shares of our Common Stock at an exercise price of $19.25 per share, and on June 1, 2011 for the purchase of up to 9,988 shares of our Common Stock at an exercise price of $17.64 per share. The shares of Common Stock underlying each of these stock options vest in equal one-third annual installments over a period of three years commencing on the first anniversary of the grant date.
(5)	Represents the grant date fair value of an option award granted to Dr. Gotto on June 1, 2011 for the purchase of up to 9,988 shares of our Common Stock at an exercise price of $17.64 per share. The shares of Common Stock underlying this stock option vest in equal one-third annual installments over a period of three years commencing on the first anniversary of the grant date.
(6)	Represents the grant date fair value of an option award granted to Mr. Scheer on June 1, 2011 for the purchase of up to 9,988 shares of our Common Stock at an exercise price of $17.64 per share. The shares of Common Stock underlying this stock option vest in equal one-third annual installments over a period of three years commencing on the first anniversary of the grant date.
(7)	Represents payment in 2011 of a retainer for the month of October 2010 under a Consulting Agreement dated as of August 1, 2006, as amended, between us and Mr. Scheer. This Consulting Agreement terminated pursuant to its terms upon the closing of our initial public offering on October 27, 2010.
(8)	Mr. Smith joined the Board of Directors effective January 1, 2012. No payments or equity awards were made to Mr. Smith in fiscal 2011.
(9)	Mr. Thomas joined the Board of Directors in August 2011. Does not include a restricted stock award for 36,978 shares of our Common Stock granted to Mr. Thomas on January 3, 2012 under the Non-Employee Director Compensation Policy in connection with the appointment of Mr. Thomas as Chairman of the Audit Committee.
(10)	Represents the grant date fair value of an option award granted to Mr. Thomas on August 1, 2011 for the purchase of up to 23,521 shares of our Common Stock at an exercise price of $15.26 per share. The shares of Common Stock underlying this stock option vest in equal one-third annual installments over a period of three years commencing on the first anniversary of the grant date.

(11)	Dr. Fisherman resigned from the Board of Directors in April 2011.
(12)	Ms. Kiley resigned from the Board of Directors effective January 1, 2012.
(13)	Represents the grant date fair value of an option award granted to Ms. Kiley on June 1, 2011 for the purchase of up to 9,988 shares of our Common Stock at an exercise price of $17.64 per share. The shares of Common Stock underlying this stock option were to vest in equal one-third annual installments over a period of three years commencing on the first anniversary of the grant date. Ms. Kiley, however, resigned from the Board prior to any such options becoming vested.
(14)	Dr. Ollier resigned from the Board of Directors in July 2011.
(15)	Represents the grant date fair value of an option award granted to Dr. Ollier on June 1, 2011 for the purchase of up to 9,988 shares of our Common Stock at an exercise price of $17.64 per share. The shares of Common Stock underlying this stock option were to vest in equal one-third annual installments over a period of three years commencing on the first anniversary of the grant date. Dr. Ollier, however, resigned from the Board prior to any such options becoming vested.

EXECUTIVE OFFICERS

The following table sets forth the name, ages, and positions of our current executive officers as of April 20, 2012:

Name	Age	Position
Marc D. Beer*	47	Chief Executive Officer
Mark J. Fitzpatrick	49	Chief Financial Officer
Martha J. Carter	59	Chief Regulatory Officer and Senior Vice President
Anne Marie Cook	50	Senior Vice President, General Counsel and Secretary
Mark Sumeray, M.D., M.S., FRCS	46	Chief Medical Officer

*	Marc D. Beer is a member of our Board of Directors. Please see “Directors Whose Terms Do Not Expire This Year” of this Proxy Statement for a brief biography of Mr. Beer.

Mark J. Fitzpatrick has served as our Chief Financial Officer since May 2011. From July 2007 to May 2011, Mr. Fitzpatrick served as Vice President and Chief Financial Officer of Proteon Therapeutics, Inc., a privately held biopharmaceutical company engaged in the development of products to treat cardiovascular disease. From August 2005 to May 2007, Mr. Fitzpatrick was Vice President, Chief Financial Officer, Treasurer and Assistant Secretary for RenaMed Biologics, Inc. Mr. Fitzpatrick previously held Chief Financial Officer positions with Dynogen Pharmaceuticals, Worldstreet Corporation, and Diacrin. Prior to those positions, Mr. Fitzpatrick held various financial management positions with Repligen Corp. and was a senior auditor with Arthur Andersen & Co. Mr. Fitzpatrick received his B.S. degree in accounting from Boston College and was awarded a CPA certificate from the Commonwealth of Massachusetts in 1987.

Martha J. Carter has served as our Chief Regulatory Officer and Senior Vice President since February 2011. From January 2011 to February 2011, Ms. Carter served as Senior Vice President and Chief Regulatory Officer at Proteon Therapeutics, Inc., a privately held biopharmaceutical company, and from September 2006 to December 2010, she served as Senior Vice President, Regulatory Affairs and Quality Assurance, at Proteon Therapeutics, Inc. In both roles, Ms. Carter was responsible for Proteon’s worldwide regulatory and quality functions. From September 2002 to April 2006, Ms. Carter was Senior Vice President, Regulatory Affairs, for Trine Pharmaceuticals. Prior to joining Trine, Ms. Carter was Vice President, Regulatory Affairs for GelTex Pharmaceuticals, Inc. Ms. Carter received her B.A. degree in biology from Northeastern University.

Anne Marie Cook has served as our Senior Vice President, General Counsel and Secretary since December 2011. From December 2008 to December 2011, Ms. Cook was a partner at Choate Hall & Stewart LLP, where she represented both private and public corporations in the life sciences industry in structuring and negotiating strategic transactions and providing general legal support in connection with the research, development and commercialization of pharmaceutical products. From April 2007 to December 2008, Ms. Cook was a Principal at Miller Canfield P.L.C. From September 2005 until April 2007, Ms. Cook served as General Counsel and Senior Vice President, Business and Corporate Development, and Secretary of ViaCell, Inc., a biotechnology company. Prior to joining ViaCell, Ms. Cook spent thirteen years at Biogen Idec Inc., most recently as Vice President, Chief Corporate Counsel. Ms. Cook holds a B.S. degree in Biology from Tufts University and a J.D. degree from the University of Notre Dame Law School.

Mark Sumeray, M.D., M.S., FRCS has served as our Chief Medical Officer since August 2011. From November 2009 to July 2011, Dr. Sumeray served as Vice President, Cardiovascular/Metabolics U.S. Medical at Bristol-Myers Squibb, a pharmaceutical company. From December 2004 to November 2009, Dr. Sumeray held various positions at The Medicines Company, including Vice President and Business Unit Co-Leader, Vice President, Medical Business Development, and Vice President Clinical Development and Head of Medical Science. From September 2000 to October 2004, Dr. Sumeray served as worldwide Vice President of Clinical Development for the Ethicon Franchise of Johnson & Johnson. Dr. Sumeray received his B.Sc. degree in Physiology, his M.B.B.S. in medicine, and his M.D. in medicine, each from the University College London. Dr. Sumeray is a Fellow of the Royal College of Surgeons (FRCS) in the United Kingdom.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides an overview and analysis of our compensation programs, the decisions we made in fiscal 2011 under those programs with respect to our named executive officers, and the factors we considered in making those decisions. We also address the compensation programs we have implemented in fiscal 2012 for our current executive officers. This background is intended to help our stockholders understand the detailed information provided in the compensation tables included in this proxy statement, and to put that information in context as we describe our overall compensation program.

Our named executive officers for the fiscal year ended December 31, 2011 are:

•	Marc D. Beer, Chief Executive Officer, who joined the Company in October 2010

•	Mark J. Fitzpatrick, Chief Financial Officer, who joined the Company in May 2011

•	Martha J. Carter, Chief Regulatory Officer and Senior Vice President, who joined the Company in February 2011; and

•	Mark Sumeray, MD, Chief Medical Officer, who joined the Company in August 2011.

We have also included as named executive officers for fiscal 2011, two of our former executive officers:

•

Christine A. Pellizzari who held various positions with us from August 2007 until December 2011, including most recently as Executive Vice President, General Counsel and Secretary of the Company from February 2010 until December 31, 2011; and

•	William H. Lewis, who held various positions with us from March 2005 until June 2011, including most recently as President of the Company from August 2009 until June 8, 2011.

Ms. Pellizzari, our former Executive Vice President, General Counsel and Secretary, left the Company, effective December as of 31, 2011, in connection with the closing of our Bedminster, New Jersey office and consolidation of facilities and related administrative functions into our Cambridge, Massachusetts headquarters. Mr. Lewis, who served as our Principal Financial Officer until May 8, 2011, resigned from his position as our President on June 8, 2011.

Executive Summary

General

Our overall compensation goal is to reward our executive officers in a manner that reflects our strong pay-for-performance philosophy while maintaining an overall level of compensation that we believe is reasonable, responsible and competitive. We believe this is accomplished through the following principles and processes that we follow in establishing executive compensation:

1.	Benchmarking: Our benchmarking philosophy includes both internal and external benchmarking. We benchmark our executive officer compensation annually against a set of peer group companies that the Compensation Committee reviews each year in order to ensure that our compensation programs are within the competitive range of comparable companies. Our peer group is selected on the basis of employee headcount, market capitalization, revenue, stage of development and, to a lesser degree, similarity of product or therapeutic focus. We also benchmark internally to ensure that target compensation is established equitably and based on anticipated future and actual contribution and impact to the company.

2.

Target Compensation. We establish our target total direct compensation (i.e. base salary, annual short term incentive bonus, long-term incentive and equity awards) to reward and incentivize performance that aligns with potential value creation to the Company. This is accomplished within the framework of a target that is at the 50th percentile of our peer group but allows for the potential to achieve at or above the 60th percentile based upon delivery of key corporate and individual performance objectives.

3.	Performance-Based Compensation. A significant portion of total direct compensation is in the form of variable performance-based and stock-based compensation linked directly to company performance and to achievements that have the potential to increase shareholder value. In 2011, we established a Long Term Incentive Plan, or LTIP, that along with our equity program focuses on our long-term performance. We also have a cash bonus incentive program that focuses on our short-term performance in key areas that are ultimately needed for long-term success. We believe that this structure will ensure that there is an appropriate balance between our long-term and short-term performance, as well as a balance between annual operating objectives and long-term delivery of shareholder return. This structure also seeks to balance a healthy and competitive compensation mix and a strong pay-for-performance focus for our executive officers which is aligned to our stated compensation philosophy of providing compensation commensurate with overall delivery of corporate performance.

4.	Risk Mitigation. We have reviewed and considered whether our compensation programs and policies create risks that are reasonably likely to have a material adverse effect on the Company. In that regard, we have designed our compensation programs in a balanced and diverse manner while also creating appropriate incentives to drive strong performance. As applied to our executive officers, each component of variable performance-based compensation, both short- and long-term, is subject to a cap or a pre-established target. Our executive officers’ compensation is designed to focus on operational performance and long-term value creation. The Compensation Committee has concluded that the current compensation programs present no risk that is reasonably likely to have a material adverse effect on the Company.

5.	Employee Benefits. We do not offer guaranteed retirement, pension benefits or other significant perquisite benefits. Instead we provide our named executive officers with the opportunity to accumulate retirement income through equity awards, of which a portion is tied to key performance metrics, and participation in our 401(k) plan.

Overview of Our Executive Compensation Objectives and Philosophy

Our overall compensation objective is to attract, retain and motivate executives who have the skills and demonstrated abilities necessary for us to achieve our short-term and long-term corporate goals. We apply a strong “pay for performance” philosophy to align the incentives of our executives with creation of shareholder value.

Specifically our compensation programs are designed to:

•	attract and retain individuals with significant industry knowledge, experience, and leadership capability;

•	align executive officers’ incentives with our short-term and long-term corporate strategies and business objectives; and

•	ensure incentives that drive achievement of key strategic performance measures aligned to the long-term interests of our stockholders.

To achieve these objectives, we seek to provide a competitive total compensation package that aligns a substantial portion of the executive’s overall compensation to both our corporate goals and the executive’s individual performance. Base salary increases are based on an assessment of the executive’s individual performance and contribution to our corporate achievements, and a review of the executive’s salary compared to individuals in similar positions within our peer group. Annual bonus payments are determined based on a number of factors, including the executive’s target bonus percentage, the level of corporate and individual performance against goals, and competitive pay practices within our peer group. Equity awards are used to promote employee retention, and to align incentives with the creation of long-term stockholder value. All compensation decisions are assessed within the framework of our financial position and general economic conditions.

Our Compensation Committee oversees our total compensation philosophy, compensation programs, benefit plans and equity plans, and reviews and approves annually all compensation decisions relating to our Chief Executive Officer and all other executive officers. In fiscal 2011, our Compensation Committee engaged Radford Consulting, an Aon Hewitt Company, or Radford, as its outside compensation consultant. Radford was selected and retained by the Compensation Committee to provide advice regarding our executive compensation programs, including (i) reviewing and making recommendations concerning our executive compensation programs and practices; (ii) providing market data and performing benchmarking; and (iii) advising the Compensation Committee as to best practices. In reviewing compensation levels of our executive officers for fiscal 2011, Radford assisted in analysis of competitive market data. Data sources included public company proxy statements and third-party industry compensation surveys. The benchmarking we obtained was used to determine our competitive position among similarly-situated companies in the marketplace, and to set our targeted pay at a competitive range relative to our peers in order to enable us to attract and retain top talent at Aegerion.

Radford recommended, and the Compensation Committee approved, a group of comparable companies as our peer group. Our peer group for 2011, approved by the Compensation Committee in October 2011, was selected on the basis of stage of development, employee size, market capitalization, financial profile and to some degree similarity of product or therapeutic focus. The following 19 companies comprise our initial peer group, or collectively, the Peer Group:

Alimera Sciences	Immunomedics
Amarin Corporation	Ironwood Pharmaceuticals
AVANIR Pharmaceuticals	Isis Pharmaceuticals
BioSante Pharmaceuticals	Micromet
Chelsea Therapeutics	Momenta Pharmaceuticals
Corcept Therapeutics	Optimer Pharmaceuticals
Endocyte	Savient Pharmaceuticals
GTx	Spectrum Pharmaceuticals
Halozyme Therapeutics	Vical
ImmunoGen

The Peer Group was used in the evaluation of 2011 total cash and equity compensation for the Chief Executive Officer and the other named executive officers.

Fiscal 2011 was a significant year for Aegerion as we evolved as a public company, completed our Phase 3 clinical trial of our first product candidate, lomitapide, in the treatment of homozygous familial hypercholesterolemia (HoFH), and made major strides in our regulatory efforts. Our regulatory activities led to the filing, in the first quarter of fiscal 2012, of a New Drug Application, known as an NDA, with the United States Food and Drug Administration, or FDA, and a Marketing Authorization Application, known as an MAA, with the European Medicines Agency, or EMA, seeking to market lomitapide in the US and EU as a treatment for HoFH. Significant focus was directed at attracting top industry talent within each functional discipline to enable us to achieve these and other significant short-term performance objectives while beginning to outline and focus on long-term strategies to drive shareholder value. It is through providing competitive compensation that we were able to build a highly talented, experienced leadership team in fiscal 2011.

Executive Compensation Components

Our executive compensation consists of the following components: base salary, performance-based short-term incentive compensation, performance-based long-term incentive compensation, other equity compensation, broad-based benefits programs and change-in-control and severance benefits. Each of the elements of our executive compensation is discussed in detail below, including a description of the particular element and how it fits into our overall executive compensation philosophy, and a discussion of the amounts of compensation paid to our Named executive officers in fiscal 2011 in each category.

Although we have not yet adopted any formal guidelines for allocating total compensation between long-term and short-term incentive compensation and between cash and non-cash compensation, or among different forms of non-cash compensation, we have begun to implement and maintain compensation programs that tie a substantial portion of our executives’ overall compensation to the achievement of both short and long-term corporate goals and key performance milestones.

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, places a limit of $1.0 million on the amount of compensation that public companies may deduct in any one year with respect to certain of their named executive officers. Certain performance-based compensation approved by stockholders is not subject to this deduction limit. Our Compensation Committee’s strategy in this regard is to be cost and tax efficient. Therefore, the Compensation Committee intends to preserve corporate tax deductions, while maintaining the flexibility in the future to approve arrangements that it deems to be in our best interests and the best interests of our stockholders, even if such arrangements do not always qualify for full tax deductibility.

2011 Compensation

2011 Performance Highlights

Fiscal 2011 was an important year for Aegerion. Significant focus was directed at attracting top industry talent within each functional discipline to enable Aegerion to achieve its significant short-term performance objectives while beginning to focus on long-term strategies to drive shareholder value. Our accomplishments in fiscal 2011 included:

•	Completing the Phase 3 clinical trial of lomitapide in the treatment of HoFH;

•	Completing major regulatory efforts leading to the filing, in early 2012, of an NDA and MAA seeking to market lomitapide in the US and EU as a treatment for HoFH;

•	Completing a $50 million secondary offering, and meeting other financial objectives; and

•	Building the initial organizational infrastructure and executive and functional talent needed to aggressively accomplish our fiscal 2012 business milestones and objectives.

Our compensation decisions in fiscal 2011 reflect the performance of our executive officers in achieving these goals.

Base Salary

Base salary for our named executive officers provides the fixed component of an executive’s compensation. Determination of base salary is based on competitive market practice. Base salaries are established at the time the executive is hired based on our executive compensation benchmarking and data collected from the Radford Global Life Sciences Survey as to what executives with equivalent experience and positions at other similarly-situated companies are being paid at such time. The base salaries of our named executive officers are reviewed annually, and adjusted to reflect individual roles, experience, capability, scope of responsibility, performance during the year and impact of that performance on the Company’s overall performance, and our assessment of the pay practices in the marketplace, including peer companies.

The base salaries of our named executive officers during the fiscal years ended December 31, 2010 and 2011 are summarized in the table below.

	Base Salary 2010	Base Salary 2011
Current Officers
Marc D. Beer(1)	$450,000	$450,000
Mark J. Fitzpatrick(2)	—	265,000
Martha J. Carter(3)	—	275,000
Mark Sumeray(4).	—	350,000

Former Officers
Christine A. Pellizzari	260,000	260,000
William H. Lewis.	300,000	300,000

(1)	Mr. Beer’s employment commenced on August 19, 2010. Mr. Beer’s annual base salary for 2010 and 2011 was $450,000 per year of which he earned a pro-rated amount for 2010.
(2)	Mr. Fitzpatrick’s employment commenced on May 9, 2011. Mr. Fitzpatrick’s annual base salary for 2011 was $265,000 per year of which he earned a pro-rated amount for 2011.
(3)	Ms. Carter’s employment commenced on February 14, 2011. Ms. Carter’s annual base salary for 2011 was $275,000 per year of which she earned a pro-rated amount for 2011.
(4)	Dr. Sumeray’s employment commenced on July 22, 2011. Dr. Sumeray’s annual base salary for 2011 was $350,000 per year of which he earned a pro-rated amount for 2011.

In fiscal 2011, our Compensation Committee established an aggregate merit/performance salary adjustment pool of 3% for all employees including executive officers, and other officers of the Company. Based on this pool, the base salaries of those named executive officers eligible for an increase were adjusted in whole or on a pro-rata basis by 3% to 5%, plus a market adjustment in certain instances, as follows.

•

Our Chief Executive Officer, Mr. Beer, received a 4% merit salary adjustment based on his performance in 2011 in leading the Company, and building the management team. In addition, since Mr. Beer’s base salary in 2011 was below the 50th percentile of market using our peer group, he received a market adjustment for 2012 of 7.1%. His new base salary, effective on January 1, 2012, is $500,000.

•

Our Chief Financial Officer, Mr. Fitzpatrick, received a 4% merit salary increase, which was pro-rated based on his hire date, based on his performance in leading the finance department and investor relations, and driving overall corporate strategy. In addition, since Mr. Fitzpatrick’s salary was below the 50 percentile of market using our peer group, he received a market adjustment for 2012 of 15.8%. His new base salary effective on January 1, 2012, is $315,000.

•

Dr. Sumeray, given his short tenure with Aegerion, received a 3% merit salary adjustment reflecting his leadership in shepherding our clinical activities, which was pro-rated based on his hire date. His new base salary, effective on January 1, 2012 is $354,200.

•

Ms. Carter received a 5% merit salary increase, which was pro-rated based on her hire date, reflecting the performance of regulatory affairs in driving towards the NDA and MAA filings completed in the first quarter of 2012. Her new base salary is $287,100, effective on January 1, 2012.

Performance-Based Short-Term Incentive Compensation

Our Compensation Committee has the authority to award annual performance-based cash bonuses to our executive officers and certain non-executive employees. Each of the executive officers has a target cash bonus amount that is based on a percentage of his or her base salary, determined by external benchmarking and survey data based on comparative market practices. The target bonuses for each of our executive officers are set forth in the executive officer’s employment agreement. The target cash bonus percentages for the named executive officers in 2011, as a percentage of base salary, were as follows: Mr. Beer, 50%; Mr. Fitzpatrick, 30%;

Ms. Carter, 30%; Dr. Sumeray, 30%; Ms. Pellizzari, 30%; and Mr. Lewis, 40%. The target cash bonus for Mr. Fitzpatrick was increased to 35%, effective February 1, 2012, based on market analysis provided by Radford. The actual bonus awards are determined based on the level of attainment of annual corporate and individual goals. Payments are made in cash. The corporate goals are set by the Board of Directors as guided by the Compensation Committee. The Compensation Committee has the discretion to award cash bonuses that are greater than or less than a named executive officer’s target bonus amount, depending on the level of achievement of corporate or individual performance goals.

The bonus payments made to our named executive officers for fiscal 2011 were based on the achievement of corporate and individual goals with 80% of the bonus tied to achievement of corporate goals and 20% tied to achievement of individual goals, except for Marc Beer, our Chief Executive Officer, whose bonus is tied 100% to achievement of corporate goals. Corporate performance was assessed based on the following corporate objectives, which were weighed according to priority within our strategic plan:

•	Key U.S. regulatory and clinical milestones supporting the objective of filing the NDA for lomitapide;

•	Key regulatory milestones supporting the objective of filing the MAA for lomitapide;

•	Financial objectives which included completion of our $50 million secondary offering; and

•

Organization objectives which included building the initial organizational infrastructure and executive and functional talent base needed to aggressively accomplish our fiscal 2011 business milestones and objectives.

For the fiscal year ended December 31, 2011, the Compensation Committee approved a score of 90% for completion of our corporate objectives based on the following achievements:

•	Completion of key U.S. regulatory and clinical milestones supporting the objective of filing the NDA for lomitapide;

•	Completion of key regulatory milestones supporting the objective of filing the MAA for lomitapide;

•	Completion of our Phase III clinical trial in patients with HoFH;

•	Completion of our $50 million secondary offering, and achievement of other financial objectives; and

•

Achievement of organization objectives, including building the initial organizational infrastructure and executive and functional talent base needed to aggressively accomplish our fiscal 2011 business milestones and objectives.

The Compensation Committee also concluded that each of our named executive officers fully met their individual performance goals. Based on the corporate goal score of 90% and the level of attainment of individual goals, the Compensation Committee awarded cash bonuses for fiscal 2011 to the named executive officers, as follows: Mr. Beer, $202,500; Mr. Fitzpatrick, $49,860; Dr. Sumeray, $38,376; Ms. Carter, $75,945; and Ms. Pellizzari, $71,766. The awards for Mr. Fitzpatrick, Dr. Sumeray, and Ms. Carter were pro-rated based on their respective employment commencement dates. Ms. Pellizzari, who left the Company, effective December 31, 2011, in connection with the closing of our Bedminster, New Jersey office and consolidation of facilities and related administrative functions into our Cambridge, Massachusetts headquarters, was entitled to a bonus under the terms of her employment agreement and Separation Agreement, as well as a Separation Agreement dated November 29, 2011 and a Consulting Agreement dated November 29, 2011, or collectively the Separation and Consulting Agreements, consistent with our assessment of other employees’ bonus eligibility for fiscal 2011. Mr. Lewis resigned from his position as President effective June 8, 2011, and as a result he was not eligible for a bonus for fiscal 2011.

Pursuant to their employment agreements, Ms. Pellizzari and Mr. Lewis were entitled to a special cash bonus of 10% of their base salaries upon the acceptance by the FDA of the NDA for lomitapide. Since neither Ms. Pellizzari nor Mr. Lewis is currently employed by us neither of them will be entitled to receive such bonus if the NDA for lomitapide is accepted by the FDA.

Performance-Based Long-Term Incentive Plan

In 2012, we designed a long-term incentive plan, or LTIP, to align the focus of our executive team with the interests of our stockholders in achieving long-term value by providing incentive awards based on achievement of long term, pre-established corporate milestones and goals. The LTIP complements the annual management incentive cash bonus by ensuring key decisions remain focused on delivery of long-term value and performance achievement. The program is also designed to assist in retention of key executives critical to our long-term success. Each performance cycle will be three years. The Compensation Committee will establish, select and determine the program participants, the three year performance goals, and the type and amount of the incentive award tied to the performance goals. The first cycle covers fiscal years 2012 through 2014. The LTIP awards stock options at the commencement of the plan cycle, and the options will become fully vested upon the achievement of all of the performance goals. The LTIP, and the awards made pursuant to it, are subject to the terms of our 2010 Stock Option and Grant Plan, or the 2010 Option Plan.

Equity Incentive Compensation

Equity compensation is designed to reward and motivate our executive officers by aligning their focus to those of our stockholders, and to provide an opportunity for employees to acquire ownership in Aegerion. Our equity compensation is provided in the form of stock options awarded upon hire based upon pre-approved guidelines established by the compensation committee and vest based upon service and corporate performance. Each of our named executive officers received stock options to purchase shares of Common Stock in connection with his or her initial employment. We grant equity incentive compensation to our executive officers because we believe doing so will motivate the executive by aligning the executive’s interests more closely with our stockholders, and will provide a long-term vehicle for employee retention. As we mature as a publicly traded company, we also have adopted a broad-based equity program designed to align the interests of all employees with the interests of our stockholders.

Stock option awards provide our executive officers with the right to purchase shares of our Common Stock at a fixed exercise price, subject to continued employment with our company. Stock options are earned on the basis of continued service with the Company, and generally vest over four years in equal monthly installments commencing either immediately after the date of grant or, in the case of performance based awards, immediately after the achievement of specific milestone events. See also “Potential Payments upon Termination in Connection with Change-in-Control” for a discussion of the change-in-control provisions related to stock options.

We have an equity award grant policy that formalizes how we will grant equity-based awards to our officers and employees. Under our equity award grant policy, all grants for executive officers must be approved by our Compensation Committee. The Compensation Committee has delegated authority to our Chief Executive Officer to grant stock options to other employees based on a budget approved by the Compensation Committee and consistent with our overall compensation philosophy. All stock options will be awarded with a grant price at fair value and calculated based on the closing market price of our Common Stock on the grant date. The grant date of equity awards will typically be determined on a regularly scheduled basis, as follows:

•

grants made in conjunction with the hiring of a new employee or the promotion of an existing employee will be made on the first trading day of the month following the later of (1) the employee’s hire date or promotion date, or (2) the date on which such grant is approved; and

•	grants made to existing employees other than in connection with a promotion will be made, if at all, on an annual basis.

In making grant decisions relating to our executive officers, the Compensation Committee utilizes Radford data and a determination of the executive’s level of responsibility, the competitive market for the executive’s position and the executive’s potential contribution to the advancement of our corporate objectives. Typically, larger awards have been made to the executive officers who have areas of responsibility and functions that are more likely to build long-term stockholder value as determined by how directly linked their areas of responsibility are to our growth and key milestones. Certain equity awards in fiscal 2011 include vesting based on achievement of specific milestone events, some which are within the control of the Company and others which are not.

In fiscal 2011, our Compensation Committee granted the following named executive officers options to purchase shares of our Common Stock, as follows: Mr. Beer, 115,000 shares; Mr. Fitzpatrick, 220,000 shares; Ms. Carter, 162,000 shares; and Dr. Sumeray, 180,000 shares. The grant of options to Mr. Beer, at an exercise price of $17.64 per share, was an annual stock option grant, and was based on his strong performance and leadership in delivering significant results against key milestones while building the Company infrastructure to accomplish our fiscal 2011 corporate goals. The grant of options to Mr. Fitzpatrick, at an exercise price of $17.64 per share, was a new hire grant, and included 132,000 options that vest in equal monthly installments commencing immediately after the grant date and 88,000 options that vest in equal monthly installments over a four year period commencing upon the date of marketing approval for lomitapide by the FDA. The grant of options to Ms. Carter consisted of (1) a new hire option grant to purchase 132,000 shares, at an exercise price of $14.84 per share, including 88,000 options that vest in equal monthly installments over a four year period commencing immediately after the grant date; and 44,000 options that vest in equal monthly installments over a four year period commencing upon submissions of the NDA and MAA for lomitapide to the FDA and EMA, respectively, and (2) an additional grant to purchase 30,000 shares, at an exercise price of $13.01 per share, vesting in equal monthly installments over a four year period commencing immediately after the grant date. The grant of options to Dr. Sumeray, at an exercise price of $13.01 per share, was a new hire grant, and included 100,000 options that vest over a 46-month period, with one twenty-fourth of such shares vesting on the grant date and the remainder of the shares vesting in 46 equal monthly installments over the 46 month period commencing immediately after the grant date, 30,000 options that vest in equal monthly installments over a four year period commencing upon the date of marketing approval for lomitapide by the FDA, 20,000 options that vest in equal monthly installments over a four year period commencing upon the date of marketing approval for lomitapide by the EMA, 20,000 options that vest in equal monthly installments over a four year period commencing upon the date of marketing approval for treatment of familial chylomicronemia, and 10,000 options that vest in equal monthly installments over a four year period commencing upon the date of marketing approval for the treatment of pediatric patients.

Other Compensation

We currently maintain broad-based benefits and perquisites that are provided to all employees, including health insurance, life and disability insurance, dental insurance and a 401(k) plan.

Pursuant to our employment agreement, as amended, with Dr. Sumeray, we provide Dr. Sumeray with a housing allowance, to be applied towards the rental of a suitable apartment in the Cambridge, Massachusetts area and to offset associated tax liability of Dr. Sumeray related to such housing allowance. The current amount of this allowance, including the cost to offset the associated tax liability, is, $6,125 per month. We have also agreed to reimburse Dr. Sumeray for his reimbursable travel expenses directly related to his commuting to our Cambridge, Massachusetts offices and to offset the associated tax liability of Dr. Sumeray up to a maximum of 40% per calendar quarter of Dr. Sumeray’s reimbursable travel expenses. We have agreed to provide these benefits to Dr. Sumeray for the time being but, as with all of our benefit plans and programs, we will continue to assess their continued availability, as well as their specific terms, from time to time at our sole discretion.

As discussed below in “Employment Agreements and Severance Agreements with named executive officers” and in “Potential Payments Upon Termination in Connection with Change-in-Control”, we have agreements with some of our named executive officers providing certain benefits to them upon termination of their employment and in relation to a change in control of Aegerion, including the acceleration of vesting of then outstanding unvested equity awards. Our goal in providing severance and change in control benefits is to offer sufficient cash continuity protection such that an officer’s full time and attention will focus on the requirements of the business rather than the potential implications for his or her position. We prefer to have certainty regarding the potential severance amounts payable to the named executive officers under certain circumstances, rather than negotiating severance at the time that a named executive officer’s employment terminates. We have also determined that accelerated vesting provisions in connection with a termination following a change in control are appropriate because such provisions will encourage our executives holding unvested equity awards, including our named executive officers, to stay focused in such circumstances, rather than be distracted by the potential implications for them.

Say-on-Pay Consideration

We provide our stockholders with the opportunity to cast an advisory vote, once every three years, to approve the compensation of our named executive officers (commonly referred to as “Say-on-Pay”). The last such Say-on-Pay vote took place at our annual meeting of stockholders held in June 2011, at which a substantial majority (96.2%) of the votes cast on the proposal at that meeting voted in favor of approving the overall compensation of our named executive officers and our compensation philosophy, policies and practices. The Compensation Committee believes the results of that Say-on-Pay vote affirms stockholders’ support of our approach to executive compensation, and we have not implemented any changes as a direct result of the vote. The Compensation Committee will continue to consider the outcome of future advisory votes on executive compensation when making future compensation decisions with respect to our named executive officers. The next such Say-on-Pay advisory vote is scheduled to be held at our annual meeting of stockholders in 2014.

Compensation Committee Report

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears in this Proxy Statement, with our management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

By the Compensation Committee of the Board of Directors of Aegerion Pharmaceuticals, Inc.

Sol J. Barer, Ph.D., Chairman of the Compensation Committee

David I. Scheer

This report shall not constitute “soliciting material,” shall not be deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference into any of our other filings under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this report by reference therein.

Executive Compensation Tables

Summary Compensation

The information included in the Summary Compensation Table below reflects compensation earned, if applicable, during each of the last three fiscal years by our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers in our 2011 fiscal year. The table also includes information for William H. Lewis, who, in addition to serving as our President until June 8, 2011, served as our Principal Financial Officer until May 8, 2011. We refer to the six individuals collectively as our “named executive officers.” For a more complete understanding of the table, please read the narrative disclosures that follow the table.

Summary Compensation Table – 2011

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)(2)		Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)(1)(4)	All Other Compensation ($)(5)		Total Compensation ($)
Current Officers
Marc D. Beer(6)	2011	$450,000	$—		$1,479,015		$202,500	$—		$2,131,515
Chief Executive Officer	2010	167,885	16,644	(2)	11,646,337		83,219	10,087		11,924,172
	2009	—	—		—		—	—		—

Mark J. Fitzpatrick(7)	2011	173,269	25,000	(8)	2,834,867		49,860	—		3,082,996
Chief Financial Officer	2010	—	—		—		—	—		—
	2009	—	—		—		—	—		—

Martha J. Carter(9)	2011	243,269	—		1,683,062		75,945	—		2,002,276
Senior Vice President	2010	—	—		—		—	—		—
Chief Regulatory Officer	2009	—	—		—		—	—		—

Mark Sumeray(10)	2011	141,346	60,000	(11)	1,711,996		38,376	46,416	(12)	1,998,134
Chief Medical Officer	2010	—	—		—		—	—		—
	2009	—	—		—		—	—		—

Former Officers
Christine A. Pellizzari(13)	2011	260,000	—		1,243,234	(14)	71,766	—		1,575,000
Former Executive Vice	2010	256,212	15,600	(2)	1,361,796		78,000	—		1,711,608
President, General Counsel and Secretary	2009	249,750	—		38,207		62,475	—		350,432

William H. Lewis(15)	2011	141,923	—		—		—	—		141,923
Former President	2010	297,422	24,000	(2)	3,396,373		120,000	—		3,837,795
	2009	290,525	—		36,715		72,675	—		399,915

(1)	Bonus and non-equity incentive compensation amounts are for performance during the fiscal year ended December 31, 2011, as applicable, whether or not paid in the year the compensation was earned.
(2)	Represents cash incentive payments in excess of such named executive officer’s target bonus, paid at the discretion of our Board of Directors in April 2012 for performance in 2011, or in February 2011 for performance in 2010, as applicable.

(3)	Represents the grant date fair value of option awards granted in 2011 in accordance with ASC Topic 718, or ASC 718, formerly Statement of Financial Accounting Standards No. 123R. Our named executive officers will only realize compensation to the extent the fair value of our Common Stock is greater than the exercise price of such stock options. For information regarding assumptions underlying the valuation of equity awards, see Note 14 of the Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.
(4)	2011 amounts represent cash incentive payments paid in fiscal 2012 for performance in 2011, based upon the achievement of individual performance objectives and corporate performance objectives, or in the case of our Chief Executive Officer, solely corporate performance objectives, established by our Board of Directors.
(5)	Excludes medical, dental and certain other benefits received by the named executive officers that are available generally to all of our employees and certain perquisites and other personal benefits received by the named executive officers which do not exceed $10,000 in the aggregate.
(6)	Mr. Beer joined the Company as Chief Executive Officer in August 2010.
(7)	Mr. Fitzpatrick joined the Company as Chief Financial Officer in May 2011.
(8)	Represents a one-time signing bonus paid to Mr. Fitzpatrick in accordance with his employment agreement dated May 9, 2011 with the Company. This signing bonus is subject to repayment by Mr. Fitzpatrick if, within the twelve month period after his employment commencement date of May 9, 2011, he resigns without good reason or is terminated for cause in accordance with his employment agreement.
(9)	Ms. Carter joined the Company as Chief Regulatory Officer and Senior Vice President in February 2011.
(10)	Dr. Sumeray joined the Company as Chief Medical Officer in August 2011.
(11)	Represents a one-time signing bonus paid to Dr. Sumeray in accordance with his employment agreement. This signing bonus is subject to repayment by Dr. Sumeray if, within the twelve month period after his employment commencement date, he resigns or is terminated for cause in accordance with his employment agreement.
(12)	Primarily represents amounts paid or reimbursed to Dr. Sumeray in connection with his housing expenses in accordance with his employment agreement dated August 1, 2011 with the Company, as amended.
(13)	In connection with the closing of our Bedminster, New Jersey office on December 31, 2011 and the consolidation of facilities and related administrative functions into our Cambridge, Massachusetts headquarters, the Company terminated the employment of Ms. Pellizzari, former Executive Vice President, General Counsel and Secretary, without cause, effective December 31, 2011.
(14)	Represents the incremental fair value arising from the acceleration of vesting of an aggregate of 103,020 unvested stock options previously awarded to Ms. Pellizzari. Such options were accelerated and became exercisable effective as of December 31, 2011 (the effective date of termination of Ms. Pellizzari’s employment with the Company) pursuant to the Separation and Consulting Agreements dated November 29, 2011, each between us and Ms. Pellizzari. Ms. Pellizzari had ninety (90) days from her separation date to exercise each such stock option, and any other previously vested stock options.
(15)	Mr. Lewis resigned as President of the Company effective June 8, 2011, and was not eligible to receive an annual cash bonus for 2011. Mr. Lewis served as the Company’s Principal Financial Officer until May 8, 2011.

Grants of Plan-Based Awards – 2011

The following table sets forth certain information with respect to awards under our non-equity incentive plan made by us to our named executive officers and stock options awarded to our named executive officers for the year ended December 31, 2011.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards ($)(4)
		Target ($)(1)(2)(3)	Target (#)
Current Officers
Marc D. Beer		$225,000
	6/1/2011				115,000	$17.64	$1,479,015
Mark J. Fitzpatrick		$51,403
	6/1/2011		88,000	(5)	132,000	$17.64	2,834,867
Martha J. Carter		$72,329
	3/1/2011		44,000	(6)	88,000	$14.84	1,401,092
	11/1/2011				30,000	$13.01	281,970
Mark Sumeray		$43,726
	11/1/2011		80,000	(7)	100,000	$13.01	1,711,996

Former Officers
Christine A. Pellizzari		$78,007
			—		—		—
William H. Lewis
	—		—		—		—

(1)	Represents the 2011 target annual cash bonus. The target is based on a percentage of 2011 base salary, as set forth in the Compensation Discussion and Analysis section. The actual 2011 cash bonus payments are set forth in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.
(2)	Mr. Fitzpatrick joined the Company as Chief Financial Officer in May 2011. Ms. Carter joined the Company as Senior Vice President and Chief Regulatory Officer in February 2011. Dr. Sumeray joined the Company as Chief Medical Officer in August 2011. As a result, their respective target annual cash bonus amounts are based on a pro rated amount.
(3)	Mr. Lewis resigned from his position as President of the Company in June 2011 and was not eligible to receive an annual cash bonus for 2011.
(4)	Represents the grant date fair value calculated in accordance with ASC 718.
(5)	Represents portion of option grant that is currently unearned as 88,000 of such shares vest in equal monthly installments over a four year period commencing upon the date of marketing approval for lomitapide by the FDA.
(6)	Represents portion of option grant that, as of December 31, 2011, was unearned as 44,000 of such shares were subject to vesting in equal monthly installments over a four year period commencing upon submission of the New Drug Application, or NDA, and Marketing Authorization Application, or MAA, for lomitapide to the FDA and EMA, respectively. These commenced vesting following submission of the NDA to the FDA and the MAA to the EMA, each for lomitapide, on February 29, 2012 and March 2, 2012, respectively.
(7)	Represents portion of option grant that is currently unearned as 30,000 of such shares vest in equal monthly installments over a four year period commencing upon the date of marketing approval for lomitapide by the FDA, 20,000 of such shares vest in equal monthly installments over a four year period commencing upon the date of marketing approval for lomitapide by the EMA, 20,000 of such shares vest in equal monthly installments over a four year period commencing upon the date of marketing approval of lomitapide for the treatment of familial chylomicronemia, and 10,000 of such shares vest in equal monthly installments over a four year period commencing upon the date of marketing approval of lomitapide for the treatment of pediatric patients.

Outstanding Equity Awards at Fiscal Year End – 2011

The following table sets forth certain information with respect to outstanding options held by our named executive officers at December 31, 2011.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date
Current Officers
Marc D. Beer	276,768	(1)	608,885	—	$1.54	9/15/2020
	14,374	(2)	100,626	—	$17.64	6/1/2021
Mark J. Fitzpatrick	16,500	(3)	115,500	88,000	$17.64	6/1/2021
Martha J. Carter	16,497	(4)	71,503	44,000	$14.84	3/1/2021
	625	(5)	29,375	—	$13.01	11/1/2021
Mark Sumeray	6,249	(6)	93,751	80,000	$13.01	11/1/2021

Former Officers
Christine A. Pellizzari	76,540	(7)	—	—	$2.37	10/25/2017
	14,334	(8)	—	—	$2.37	10/1/2018
	15,358	(9)	—	—	$2.37	3/13/2019
	24,573	(10)	—	—	$2.37	2/16/2020
	99,465	(11)	—	—	$1.54	9/15/2020
William H. Lewis(12)	—		—	—	—	—

(1)	Represents an option to purchase up to 885,653 shares of our Common Stock granted to Mr. Beer on September 15, 2010. The shares underlying this option vest in equal monthly installments over a four year period commencing immediately after the grant date.
(2)	Represents an option to purchase up to 115,000 shares of our Common Stock granted to Mr. Beer on June 1, 2011. The shares underlying this option vest in equal monthly installments over a four year period commencing immediately after the grant date.
(3)	Represents an option to purchase up to 220,000 shares of our Common Stock granted to Mr. Fitzpatrick on June 1, 2011. The shares of Common Stock underlying this option vest as follows: 132,000 of such shares vest in equal monthly installments commencing immediately after the grant date; and 88,000 of such shares vest in equal monthly installments over a four year period commencing upon the date of marketing approval for lomitapide by the FDA.
(4)	Represents an option to purchase up to 132,000 shares of our Common Stock granted to Ms. Carter on March 1, 2011. The shares of Common Stock underlying this option vest as follows: 88,000 of such shares vest in equal monthly installments over a four year period commencing immediately after the grant date; and 44,000 of such shares vest in equal monthly installments over a four year period commencing upon submissions of the New Drug Application, or NDA, and Marketing Authorization Application, or MAA, for lomitapide to the FDA and EMA, respectively.
(5)	Represents an option to purchase up to 30,000 shares of our Common Stock granted to Ms. Carter on November 1, 2011. The shares underlying this option vest in equal monthly installments over a four year period commencing immediately after the grant date.
(6)

Represents an option to purchase up to 180,000 shares of our Common Stock granted to Dr. Sumeray on November 1, 2011. The shares of Common Stock underlying this option vest as follows: 100,000 of such shares vest over a 46-month period, with one twenty-fourth of such shares vesting on the grant date and the remainder of the shares vesting in forty-six equal monthly installments over the forty-six month period commencing immediately after the grant date; 30,000 of such shares vest in equal monthly installments over a four year period commencing upon the date of marketing approval for lomitapide by the FDA; 20,000 of such shares vest in equal monthly installments over a four year period commencing upon the date of marketing approval for lomitapide by the EMA; 20,000 of such shares vest in equal monthly installments over a four year period commencing upon the date of marketing approval for treatment of familial chylomicronemia; and 10,000 of such shares vest in equal monthly installments over a four year period commencing upon the date of marketing approval for the treatment of pediatric patients.
(7)	Represents an option to purchase up to 76,540 shares of our Common Stock granted to Ms. Pellizzari on October 25, 2007. The shares underlying this option were scheduled to vest as follows: 25% vested on August 1, 2008, with the remainder of the shares vesting in equal quarterly installments for the following three years. Pursuant to a Separation Agreement dated November 29, 2011 and a Consulting Agreement dated November 29, 2011, each between the Company and Ms. Pellizzari (collectively, the “Separation and Consulting Agreements”), all of Ms. Pellizzari’s unvested options became fully vested on the effective date of her termination of employment, which was December 31, 2011.
(8)	Represents an option to purchase up to 14,334 shares of our Common Stock granted to Ms. Pellizzari on October 1, 2008. The shares underlying this option were scheduled to vest as follows: 25% vested on October 1, 2009, with the remainder of the shares vesting in equal quarterly installments for the following three years. Pursuant to the Separation and Consulting Agreements, all of Ms. Pellizzari’s unvested options became fully vested on the effective date of her termination of employment, which was December 31, 2011.
(9)	Represents an option to purchase up to 15,358 shares of our Common Stock granted to Ms. Pellizzari on March 13, 2009. The shares underlying this option were scheduled to vest as follows: 25% vested on March 13, 2010, with the remainder of the shares vesting in equal quarterly installments for the following three years. Pursuant to the Separation and Consulting Agreements, all of Ms. Pellizzari’s unvested options became fully vested on the effective date of her termination of employment, which was December 31, 2011.
(10)	Represents an option to purchase up to 24,573 shares of our Common Stock granted to Ms. Pellizzari on February 16, 2010. The shares underlying this option were scheduled to vest as follows: 25% vested on February 16, 2011, with the remainder of the shares vesting in equal quarterly installments for the following three years. Pursuant to the Separation and Consulting Agreements, any of Ms. Pellizzari’s unvested options became fully vested on the effective date of her termination of employment, which was December 31, 2011.
(11)	Represents an option to purchase up to 99,465 shares of our Common Stock granted to Ms. Pellizzari on September 15, 2010. The shares underlying this option were scheduled to vest as follows: 60% of the shares vesting in equal monthly installments for the four years following the date of grant, 20% of the shares vesting in equal monthly installments for a four year period following the filing of an NDA for lomitapide; and 20% of the shares vesting immediately upon the approval of lomitapide by the FDA. Pursuant to the Separation Agreement and Consulting Agreements between us and Ms. Pellizzari, all of Ms. Pellizzari’s unvested options became fully vested on the effective date of her termination of employment, which was December 31, 2011.
(12)	Mr. Lewis resigned from his position as President of the Company effective June 8, 2011. Mr. Lewis exercised 71,180 of his vested options as of August 10, 2011.

Option Exercises and Stock Vested – 2011

The following table provides information regarding the exercise of options with respect to our named executive officers for the fiscal year ended December 31, 2011. We have intentionally omitted columns regarding the vesting of restricted stock during the year ended December 31, 2011, as to date we have not issued grants of restricted stock to any of our named executive officers, and accordingly there was no vesting of restricted stock awards with respect to our named executive officers in fiscal 2011.

Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise
Current Officers
Marc D. Beer	—	$—
Mark J. Fitzpatrick	—	—
Martha J. Carter	—	—
Mark J. Sumeray	—	—

Former Officers
Christine A. Pellizzari	—	—
William H. Lewis(1)	71,180	942,423	(2)

(1)	Mr. Lewis resigned from his position as President of the Company effective June 8, 2011.
(2)	Value realized on exercising is computed by multiplying the aggregate number of shares by $13.24, or the fair value per share of our Common Stock less the exercise price as of August 10, 2011, the exercise date.

Pension Benefits and Non-Qualified Deferred Compensation

We have intentionally omitted tables concerning pension benefits and non-qualified deferred compensation because no compensation in these categories was paid in 2011.

Stock and Benefit Plan Information

2006 Stock Option and Grant Plan

Our 2006 Option and Grant Plan, or 2006 Option Plan, was adopted by our Board of Directors in May 2006 and approved by our stockholders in June 2006. We have reserved 1,929,046 shares of our Common Stock for the issuance of awards under the 2006 Option Plan.

Our 2006 Option Plan is administered by our Board of Directors. Our Board of Directors has the authority to delegate full power and authority to a committee of the Board to select the individuals to whom awards will be granted, to make any combination of awards to participants, to accelerate the exercisability or vesting of any award, to provide substitute awards and to determine the specific terms and conditions of each award, subject to the provisions of the 2006 Option Plan.

The 2006 Option Plan permits us to make grants of incentive stock options, non-qualified stock options, restricted stock awards and unrestricted stock awards to officers, employees, directors, consultants and other key persons. Stock options granted under the 2006 Option Plan have a maximum term of ten years from the date of grant and incentive stock options have an exercise price of no less than the fair value of our Common Stock on the date of grant.

Upon a sale event in which all awards are not assumed or substituted by the successor entity, the 2006 Option Plan and all stock options issued thereunder will terminate upon the effective time of such sale event following an exercise period. Restricted stock shall be treated as provided in the relevant award agreement. Under the 2006 Option Plan, a sale event is defined as the consummation of:

•	the dissolution or liquidation of Aegerion;

•	the sale of all or substantially all of our assets and our subsidiaries on a consolidated basis to an unrelated person or entity;

•

a merger, reorganization or consolidation in which the outstanding shares of our Common Stock are converted into or exchanged for securities of the successor entity and the holders of our outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, taking into account only ownership interests resulting from pre-transaction interests in Aegerion;

•	the sale, in a single transaction or series of related transactions, of all or a majority of our stock to an unrelated person or entity; or

•

any other transaction in which the holders of our outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of Aegerion or a successor entity immediately upon completion of the transaction, taking into account only ownership interests resulting from pre-transaction interests in Aegerion.

Our Board of Directors is not currently granting any awards under the 2006 Option Plan. We currently expect to make all future awards under the 2010 Stock Option and Incentive Plan.

2010 Stock Option and Incentive Plan

In connection with the 2010 Stock Option 2010 Option Plan, 4,215,752 shares of Common Stock have been reserved for the issuance of awards under the 2010 Option Plan. The 2010 Option Plan provides that the number of shares reserved and available for issuance thereunder will automatically increase each January 1, beginning in 2011, by 4.0% of the outstanding number of shares of Common Stock on the immediately preceding December 31.

The shares underlying options granted by us under the 2010 Option Plan will be authorized but unissued shares. The shares underlying any awards that are forfeited, canceled, expire or are terminated (other than by exercise) under the 2010 Option Plan are added back to the shares available for issuance under the 2010 Option Plan. Shares tendered or held back upon exercise of an option or settlement of an award granted under the 2010 Option Plan to cover the exercise price or tax withholding are available for future issuance under the 2010 Option Plan.

The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, cash-based awards, performance shares and dividend equivalent rights is permitted. Minimum vesting periods are required for grants of restricted stock, restricted stock units and performance shares. The term of the 2010 Option Plan expires on October 15, 2020.

The 2010 Option Plan is administered by our Compensation Committee, which has been delegated full power and authority by our Board of Directors to select the individuals to whom awards will be granted, to make any combination of awards to participants, to accelerate the exercisability or vesting of any award, to provide substitute awards and to determine the specific terms and conditions of each award, subject to the provisions of the 2010 Option Plan. The Compensation Committee has delegated authority to our Chief Executive Officer to grant stock options to employees other than executive officers based on a budget approved by the Compensation Committee, and consistent with our overall compensation philosophy.

The 2010 Option Plan permits us to make grants of incentive stock options, non-qualified stock options, restricted stock awards, restricted stock units, unrestricted stock awards, cash-based awards, performance share awards, and dividend equivalent rights to officers, employees, directors, consultants and other key persons. Stock options granted under the 2010 Option Plan have a maximum term of ten years from the date of grant and incentive stock options have an exercise price of no less than the fair value of our Common Stock on the date of grant.

The 2010 Option Plan provides that upon the effectiveness of a “sale event” as defined in the 2010 Option Plan, except as otherwise provided in an award agreement, all awards under the 2010 Option Plan will automatically terminate, unless the parties to the sale event agree that such awards will be assumed or continued by the successor entity. In the event of such termination, all options and stock appreciation rights will become fully exercisable as of the effective time of the sale event and all other awards will become fully vested and nonforfeitable as of the effective time of the sale event, except as the Administrator may otherwise specify with respect to particular awards, and any awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a sale event in the Administrator’s discretion. In the event of such termination, participants holding options and stock appreciation rights will be permitted to exercise such options and stock appreciation rights prior to the sale event. In addition, in the case of a sale event in which our stockholders will receive cash consideration, we may make or provide for a cash payment to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights.

Under the 2010 Option Plan, a sale event is defined as the consummation of:

•	the sale of all or substantially all of our assets and our subsidiaries on a consolidated basis to an unrelated person or entity;

•

a merger, reorganization or consolidation in which the outstanding shares of our Common Stock are converted into or exchanged for securities of the successor entity and the holders of our outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction; or

•	the sale, in a single transaction or series of related transactions, of all or a majority of our stock to an unrelated person or entity.

Long-Term Incentive Plan

In 2012, we designed a long-term incentive plan, or LTIP, to align the focus of our executive team with the interests of our stockholders in achieving long-term value by providing incentive awards based on achievement of long term, pre-established corporate milestones and goals. The LTIP complements the annual management incentive cash bonus by ensuring key decisions remain focused on delivery of long-term value and performance achievement. The program is also designed to assist in retention of key executives critical to our long-term success. Each performance cycle will be three years. The Compensation Committee will establish, select and determine the program participants, the three year performance goals, and the type and amount of the incentive award tied to the performance goals. The first cycle covers fiscal years 2012 through 2014. The LTIP awards stock options at the commencement of the plan cycle, and the options will become fully vested upon the achievement of all performance goals. The LTIP, and awards granted pursuant to it, are subject to the 2010 Option Plan.

401(k) Savings Plan

Our employee savings plan is intended to qualify under Section 401 of the Code. Our 401(k) plan permits employees to make contributions up to the statutory limit. We have the discretion to match up to 50% of the first 6% of gross wages that an employee contributes, resulting in a maximum match by us that totals up to 3% of an employee’s gross wages. We did match employee contributions in 2011. We may make matching contributions or additional contributions to our 401(k) plan in amounts determined annually.

Employment Agreements and Severance Agreements with Named Executive Officers

Marc D. Beer. In August 2010, we entered into an employment agreement with Mr. Beer for the position of Chief Executive Officer. Effective January 1, 2012, Mr. Beer’s base salary, which is reviewed annually and is subject to increase but not decrease, was increased to $500,000 per year. Mr. Beer is also eligible for an annual merit bonus of up to 50% of his base salary, payable at the discretion of the Board of Directors or the Compensation Committee. Mr. Beer’s employment agreement provided for him to receive a stock option award to purchase a fixed number of shares of our Common Stock representing approximately 6.5% of the total number of shares of our outstanding capital stock, on an as-converted basis, anticipated to be outstanding immediately prior to the Company’s initial public offering. For purposes of determining the shares subject to this stock option award, certain estimates and assumptions were mutually agreed upon by us and Mr. Beer. The Board of Directors or the Compensation Committee may also, at its discretion, make additional grants of stock incentives to Mr. Beer. Mr. Beer is eligible to participate in our employee benefit plans to the extent he is eligible for those plans, on the same terms as similarly-situated executive officers of Aegerion.

Mr. Beer’s employment agreement also provides that subject to nomination, election and removal procedures, he will serve on our Board of Directors for as long as he is our Chief Executive Officer.

If Mr. Beer terminates his employment for good reason or if we terminate his employment without cause, he is entitled to receive as severance compensation 12 months’ base salary, which will be reduced by any compensation that Mr. Beer receives from another employer within one year of his separation, continuation of health benefits for the earlier of 12 months or the date he becomes re-employed with substantially comparable benefits and 25% acceleration of any unvested equity incentive awards. These payments and benefits are conditioned upon his execution of a Separation Agreement that includes a general release within 35 days of his termination.

If within 18 months of a change in control, Mr. Beer is terminated without cause or he terminates his employment for good reason, he will be entitled to a severance payment of (i) 1.5 times the sum of his base salary plus his bonus payment for the prior year (which, if applicable, shall not be pro rated with respect to his first year of employment), (ii) continuation of health benefits until the earlier of 18 months from the termination date or the date he becomes re-employed with substantially comparable benefits and (iii) 100% acceleration of any unvested equity incentive awards. Change in control is defined in Mr. Beer’s employment agreement as any person acquiring beneficial ownership of 50% or more of the voting power of Aegerion, the date a majority of the members of our Board of Directors is replaced during any 12-month period by directors whose appointment or election was not endorsed by the majority of the incumbent members of the Board of Directors, the sale of all or substantially all of our assets, or a consolidation or merger of Aegerion where following such event the stockholders who held more than 50% of the voting control of Aegerion prior to such event no longer have such voting control.

The definition of good reason in Mr. Beer’s employment agreement includes a material diminution in his responsibilities, authority or duties, removal or non-election to the Board of Directors, a material diminution in his base salary, the need for him to report to someone other than the board of directors, our material breach of a material provision of his employment agreement, a requirement that he relocate without his consent, or the failure by us to establish our corporate headquarters in Massachusetts within three months of a triggering event (as defined below), or thereafter, a relocation of our corporate headquarters outside of Massachusetts. A triggering event is defined in Mr. Beer’s employment agreement as the completion of the Company’s initial public offering that took place on October 27, 2010, our receipt of $20 million of private and strategic investments or the filing of our first NDA with the FDA.

The definition of cause as set forth in Mr. Beer’s employment agreement includes dishonesty, embezzlement, misappropriation of our assets or property, gross negligence, willful misconduct, neglect of duties, theft, fraud, breach of fiduciary duty, violation of federal or state securities laws, conviction or plea of guilty or nolo contendere of a felony, material breach of his employment agreement or material breach of our written policies relating to conduct or ethics.

Mark J. Fitzpatrick. On May 9, 2011, we entered into an employment agreement with Mr. Fitzpatrick for the position of Chief Financial Officer. Effective January 1, 2012, Mr. Fitzpatrick’s base salary, which is reviewed annually, was increased to $315,000 per year. Mr. Fitzpatrick is also eligible for an annual merit bonus of up to 30% of his base salary, with the actual amount of any such bonus determined by the Board of Directors and Mr. Fitzpatrick’s manager at their discretion based upon the Company’s performance, Mr. Fitzpatrick’s achievement of a series of performance milestones, and such other factors as the Board, in its discretion, may deem appropriate. Mr. Fitzpatrick’s employment agreement also provided for the payment to him of a one-time signing bonus of $25,000, subject to repayment by Mr. Fitzpatrick if, within the twelve month period after his employment commencement date of May 9, 2011, he resigned without good reason or was terminated for cause in accordance with his employment agreement.

Mr. Fitzpatrick’s employment agreement provided for him to receive a stock option award to purchase 220,000 shares of our Common Stock under the Company’s 2010 Option Plan, upon approval by the Board of Directors, with 132,000 of such shares to vest in equal monthly installments over a four year period commencing immediately after the grant date, and 88,000 of such shares to vest in equal monthly installments over a four year period commencing upon the date of marketing approval for Lomitapide by the FDA. Mr. Fitzpatrick is eligible to participate in our employee benefit plans to the extent he is eligible for those plans, on the same terms as similarly situated employees of Aegerion.

If Mr. Fitzpatrick terminates his employment for good reason or if we terminate his employment without cause, he will be entitled to receive as severance compensation 12 months’ base salary, which will be reduced dollar for dollar by any compensation that Mr. Fitzpatrick receives from another employer within one year of his separation, and continuation of health benefits for the earlier of 12 months or the date he becomes re-employed and eligible for health and/or dental insurance. These payments and benefits are conditioned upon his execution of a Separation Agreement that includes a general release of claims in form acceptable to the Company.

If, within 18 months of a sale event as defined in the Company’s 2010 Option Plan, Mr. Fitzpatrick is terminated without cause or he terminates his employment for good reason, he will be entitled to receive as severance compensation (i) 12 months’ base salary, which will be reduced dollar for dollar by any compensation that Mr. Fitzpatrick receives from another employer within one year of his separation, (ii) continuation of health benefits for the earlier of 12 months or the date he becomes re-employed and eligible for health and/or dental insurance, and (iii) 100% acceleration of any unvested equity incentive awards.

The definition of good reason in Mr. Fitzpatrick’s employment agreement includes a material diminution in his duties or responsibilities, a material reduction in his base salary (other than pursuant to an across-the-board reduction applicable to all similarly situated executives), a relocation of his principal place of employment more than fifty miles from its current location, or any other material breach of a provision of his employment agreement by the Company.

The definition of cause as set forth in Mr. Fitzpatrick’s employment agreement includes (i) failure (except when due to a disability), neglect, or refusal to perform in any material respect his duties and responsibilities, (ii) any act that has, or could reasonably be expected to have, the effect of injuring the Company’s business in any material respect, (iii) the conviction of, or plea of guilty or no contest to, a felony or any other criminal charge that has or could be reasonably expected to have, an adverse impact on the performance of his duties to the Company or otherwise result in material injury to the Company’s reputation or business, (iv) the commission of an act of fraud or embezzlement against the Company, or any other act that creates or reasonably could create negative or adverse publicity for the Company, (v) any violation of the policies of the Company, including but not limited to those relating to sexual harassment, ethics or business conduct, and those otherwise set forth in the Company’s manuals or policy statements, (vi) violation of federal or state securities laws, or (vii) breach of his employment agreement or confidentiality agreement with the Company.

Martha J. Carter. In February 2011, we entered into an employment agreement with Ms. Carter for the position of Senior Vice President and Chief Regulatory Officer. Effective January 1, 2012, Ms. Carter’s base salary was increased to $284,700 per year. Ms. Carter is also eligible for an annual merit bonus of up to 30% of her base salary, with the actual amount of any such bonus determined by the Board of Directors and Ms. Carter’s manager at their discretion based upon the Company’s performance, Ms. Carter’s achievement of a series of performance milestones, and such other factors as the Board, in its discretion, may deem appropriate. Ms. Carter is also eligible to receive cash milestone bonus payments equal to 5% of her base salary upon the occurrence of each of the following milestone events: (i) approval of lomitapide by the FDA, and (ii) approval of lomitapide by the EMA (collectively, the “Milestone Bonus Payments”).

Ms. Carter’s employment agreement provided for her to receive a stock option award to purchase 132,000 shares of our Common Stock under the Company’s 2010 Option Plan, upon approval by the Board of Directors, with 88,000 of such shares to vest in equal monthly installments over a four year period commencing immediately after the grant date, and 44,000 of such shares to vest in equal monthly installments over a four year period commencing upon submission of the New Drug Application, or NDA, and Marketing Authorization Application, MAA, for lomitapide to the FDA and EMA, respectively. Ms. Carter is eligible to participate in our employee benefit plans to the extent she is eligible for those plans, on the same terms as similarly situated employees of Aegerion.

If Ms. Carter terminates her employment for good reason or if we terminate her employment without cause, she is entitled to receive as severance compensation 12 months’ base salary, which will be reduced by any compensation that Ms. Carter receives from another employer within one year of her separation, and continuation of health benefits for the earlier of 12 months or the date she becomes re-employed and eligible for health and/or dental insurance. All of the foregoing payments and benefits are conditioned upon her execution of a Separation Agreement that includes a general release of claims in form acceptable to the Company.

If, within 18 months of a sale event as defined in the Company’s 2010 Option Plan, Ms. Carter is terminated without cause or she terminates her employment for good reason, she will be entitled to receive as severance compensation (i) 12 months’ base salary, which will be reduced dollar for dollar by any compensation that Ms. Carter receives from another employer within one year of her separation, (ii) continuation of health benefits for the earlier of 12 months or the date she becomes re-employed and eligible for health and/or dental insurance, and (iii) 100% acceleration of any unvested equity incentive awards.

In addition to the payments described above, in the event Ms. Carter terminates her employment for good reason or if we terminate her employment without cause, Ms. Carter is also eligible to receive certain earned bonus payments under certain circumstances, including (i) if the effective date of her termination occurs between January 1 and March 15, then Ms. Carter is entitled to her earned annual merit bonus for the preceding calendar year, and (ii) if the effective date of her termination occurs after any of the Milestone Bonus Payments has been earned but before it has been paid, then Ms. Carter shall be eligible to receive the applicable earned Milestone Bonus Payment.

The definition of good reason in Ms. Carter’s employment agreement includes a material diminution in her duties or responsibilities, a material reduction in her base salary (other than pursuant to an across-the-board reduction applicable to all similarly situated executives), a relocation of her principal place of employment more than fifty miles from its current location, or any other material breach of a provision of her employment agreement by the Company.

The definition of cause as set forth in Ms. Carter’s employment agreement includes (i) failure (except when due to a disability), neglect, or refusal to perform in any material respect her duties and responsibilities, (ii) any act that has, or could reasonably be expected to have, the effect of injuring the Company’s business in any material respect, (iii) the conviction of, or plea of guilty or no contest to, a felony or any other criminal charge that has or could be reasonably expected to have, an adverse impact on the performance of her duties to the Company or otherwise result in material injury to the Company’s reputation or business, (iv) the commission of an act of fraud or embezzlement against the Company, or any other act that creates or reasonably could create negative or adverse publicity for the Company, (v) any violation of the policies of the Company, including but not limited to those relating to sexual harassment, ethics or business conduct, and those otherwise set forth in the Company’s manuals or policy statements, (vi) violation of federal or state securities laws, or (vii) breach of her employment agreement or confidentiality agreement with the Company.

Mark Sumeray. In August 2011, we entered into an employment agreement with Dr. Sumeray for the position of Chief Medical Officer. Effective January 1, 2012, Dr. Sumeray’s base was increased to $354,200 per year. Dr. Sumeray is also eligible for a merit bonus of up to 30% of his base salary, with the actual amount of any such bonus determined by the Board of Directors and Dr. Sumeray’s manager at their discretion based upon the Company’s performance, Dr. Sumeray’s achievement of a series of performance milestones, and such as other factors as the Board, in its discretion, may deem appropriate. Dr. Sumeray’s employment agreement also provided for the payment to him of a one-time signing bonus of $60,000, subject to repayment by Dr. Sumeray if, within the twelve month period after his employment commencement date of July 22, 2011, he resigned or was terminated for cause in accordance with his employment agreement.

Dr. Sumeray’s employment agreement provided for a housing allowance of up to $2,500 per month for an apartment in the Cambridge, Massachusetts area, which allowance is subject to assessment by the Company from time to time at its discretion. This housing allowance subsequently has been adjusted by our Board to $3,675 per month, and is eligible to be grossed up to a maximum of $5,145 per month to help offset a portion of Dr. Sumeray’s tax liabilities relating to such housing allowance. The Company has also agreed to reimburse Dr. Sumeray’s travel expenses directly related to his commuting to the Company’s Cambridge, Massachusetts office, which reimbursements are also eligible to be grossed up to a maximum of 40% per calendar quarter to help offset Dr. Sumeray’s tax liabilities associated with such travel reimbursements.

Dr. Sumeray’s employment agreement provided for him to receive a stock option award to purchase 180,000 shares of our Common Stock under the Company’s 2010 Option Plan, upon approval by the Board of Directors, with 100,000 of such shares to commence vesting upon the grant date and 80,000 of such shares to commence vesting in four tranches commencing upon the achievement of specific milestones. As approved by the Board, the options to purchase 100,000 of such shares commenced vesting in installments over a 46-month period, with one twenty-fourth of such shares vesting on the grant date and the remainder of the shares vesting in 46 equal monthly installments over the 46 month period commencing immediately after the grant date, and the options to purchase 80,000 of such shares to vest as follows: 30,000 of such shares to vest in equal monthly installments over a four year period commencing upon the date of marketing approval for lomitapide by the FDA; 20,000 of such shares to vest in equal monthly installments over a four year period commencing upon the date of marketing approval for lomitapide by the EMA; 20,000 of such shares to vest in equal monthly installments over a four year period commencing upon the date of marketing approval for treatment of familial chylomicronemia; and 10,000 of such shares to vest in equal monthly installments over a four year period commencing upon the date of marketing approval for the treatment of pediatric patients. The Board of Directors or the Compensation Committee may also, at its discretion, make additional grants of stock incentives to Dr. Sumeray. Dr. Sumeray is also eligible to participate in our employee benefit plans to the extent he is eligible for those plans, on the same terms as similarly situated employees of Aegerion.

If Dr. Sumeray terminates his employment for good reason or if we terminate his employment without cause, he is entitled to receive as severance compensation 12 months’ base salary, which will be reduced by any compensation that Dr. Sumeray receives from another employer within one year of his separation, and continuation of health benefits for the earlier of 12 months or the date he becomes re-employed and eligible for health and/or dental insurance. These payments and benefits are conditioned upon his execution of a Separation Agreement that includes a general release of claims in form acceptable to the Company.

If, within 18 months of a sale event as defined in the Company’s 2010 Option Plan, Dr. Sumeray is terminated without cause or he terminates his employment for good reason, he will be entitled to receive as severance compensation (1) 12 months’ base salary, which will be reduced dollar for dollar by any compensation that Dr. Sumeray receives from another employer within one year of his separation, (2) continuation of health benefits for the earlier of 12 months or the date he becomes re-employed and eligible for health and/or dental insurance, and (3) 100% acceleration of any unvested equity incentive awards.

The definition of good reason in Dr. Sumeray’s employment agreement includes a material diminution in his duties or responsibilities, a material reduction in his base salary (other than pursuant to an across-the-board reduction applicable to all similarly situated executives), a relocation of his principal place of employment more than fifty miles from its current location, or any other material breach of a provision of his employment agreement by the Company.

The definition of cause as set forth in Dr. Sumeray’s employment agreement includes (i) failure (except when due to a disability), neglect, or refusal to perform in any material respect his duties and responsibilities, (ii) any act that has, or could reasonably be expected to have, the effect of injuring the Company’s business in any material respect, (iii) the conviction of, or plea of guilty or no contest to, a felony or any other criminal charge that has or could be reasonably expected to have, an adverse impact on the performance of his duties to the Company or otherwise result in material injury to the Company’s reputation or business, (iv) the commission of an act of fraud or embezzlement against the Company, or any other act that creates or reasonably could create negative or adverse publicity for the Company, (v) any violation of the policies of the Company, including but not limited to those relating to sexual harassment, ethics or business conduct, and those otherwise set forth in the Company’s manuals or policy statements, (vi) violation of federal or state securities laws, or (vii) breach of his employment agreement or confidentiality agreement with the Company.

Christine A. Pellizzari. In October 2010, we entered into an employment agreement with Ms. Pellizzari for the position of Executive Vice President and General Counsel. Under her employment agreement, Ms. Pellizzari received a base salary reviewed annually by the Board of Directors of the Compensation Committee, which was $260,000 during fiscal 2011. Ms. Pellizzari was also eligible for an annual cash bonus of up to 30% of her base salary, payable at the discretion of the Board of Directors or the Compensation Committee. Ms. Pellizzari was eligible to participate in our employee benefit plans, to the extent eligible for those plans, on the same terms as our other similarly-situated executive officers. Her employment agreement provided that if we terminated Ms. Pellizzari’s employment without cause or she terminated her employment for good reason, she would be entitled to receive as severance compensation 12 months base salary and health benefits continuance, subject to her signing of a release. In addition, the employment agreement provided that if we terminated Ms. Pellizzari’s employment without cause or she terminated her employment for good reason within 12 months of the effective date of the employment agreement, 25% of her outstanding unvested equity awards would vest and become nonforfeitable as of such termination date. Her employment agreement also provided that in the event Ms. Pellizzari’s employment was terminated without cause or she terminated her employment for good reason within 24 months following a sale event, as defined in the applicable equity agreement, 100% of her unvested equity grants would become fully exercisable as of such termination date.

The definition of cause as set forth in the employment agreement with Ms. Pellizzari included dishonesty, embezzlement or misappropriation of our assets; gross negligence, willful misconduct, theft, fraud or breach of a fiduciary duty owed to us; violation of federal or state securities laws; conviction of a felony or any crime involving moral turpitude, including a plea of nolo contendere; any material breach of the executive’s employment agreement; or material breach of any of our written policies relating to conduct or ethics. The definition of good reason as set forth in the employment agreement with Ms. Pellizzari included a material diminution in the executive’s responsibilities, authority or duties; a material diminution in the executive’s base salary; a material change without the executive’s consent of the location of the principal location of the executive’s office, provided that such consent may not be unreasonably withheld; or a material breach by us of a material provision of the executive’s employment agreement.

In November 2011, we entered into a Separation Agreement with Ms. Pellizzari setting forth the terms under which Ms. Pellizzari’s employment would be terminated, without cause, effective as of December 31, 2011, in connection with the closing of our Bedminster, New Jersey office and the consolidation of facilities and related administrative functions into our Cambridge, Massachusetts headquarters. Under the Separation Agreement (and in accordance with her employment agreement), Ms. Pellizzari became eligible for a severance payment of $260,052, payable in bi-weekly installments over a 12 month period, subject to a dollar-for-dollar reduction by any compensation she receives from another employer during the 12 month severance period. The Company also agreed (and in accordance with her employment agreement) to continue to pay the Company’s share of group medical and dental insurance premiums for Ms. Pellizzari during the 12 month severance period, or until such earlier time as she obtains alternate medical insurance or becomes ineligible for benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”). Effective as of December 31, 2011, the Company accelerated the vesting of one-half of the unvested stock options granted to Ms. Pellizzari under the Company’s 2006 Stock Option and Grant Plan, as amended, and associated equity award agreements between Ms. Pellizzari and the Company, such that those options became fully vested and exercisable as of December 31, 2011. We also agreed to provide Ms. Pellizzari with six weeks of outplacement services up to a maximum cost of $3,000. In connection with the Separation Agreement, Ms. Pellizzari executed a general release of claims.

Concurrently with the execution of the Separation Agreement with Ms. Pellizzari, we also entered into a separate Consulting Agreement with Ms. Pellizzari dated November 29, 2011. Under the terms of the Consulting Agreement, Ms. Pellizzari agreed to provide transitional services to the Company through June 30, 2012 on an as-required basis. The Consulting Agreement also provided that effective as December 31, 2011, the Company accelerated the vesting of the remaining one-half of the unvested stock options granted to Ms. Pellizzari under the Company’s 2006 Stock Option and Grant Plan, as amended, and associated equity award agreements between Ms. Pellizzari and the Company, such that those options became fully vested and exercisable as of December 31, 2011. In aggregate, a total of 103,020 unvested stock options were accelerated and became fully vested pursuant to the Separation Agreement and Consulting Agreement with Ms. Pellizzari.

William H. Lewis. In October 2010, we entered into an employment agreement with Mr. Lewis for the position of President. The employment agreement provided that Mr. Lewis’ employment may be terminated by him or by us at will. Mr. Lewis resigned from his position as President and an employee of the Company effective as of June 8, 2011. On the date of his resignation, Mr. Lewis was receiving an annual base salary of $300,000, which was subject to annual review by the Board of Directors or the Compensation Committee. The employment agreement provided that Mr. Lewis was eligible for an annual cash bonus of up to 40% of his base salary, payable at the discretion of the Board of Directors or the Compensation Committee. Due to his resignation, Mr. Lewis did not receive a bonus in fiscal 2011. Mr. Lewis was eligible to participate in our employee benefit plans, to the extent he was eligible for those plans, on the same terms as our other similarly-situated executive officers.

Potential Payments Upon Termination in Connection with Change-in-Control

The table below reflects, as applicable, cash severance, option acceleration, continuation of health benefits, and accrued vacation benefits payable to our named executive officers (1) in connection with the termination of his or her employment relationship without cause or resignation for good reason, (2) upon a sale event or change in control, as applicable and (3) in connection with termination without cause or resignation for good reason following a sale event or a change in control, as applicable, in each case, and assuming that the triggering event took place on December 31, 2011. See also “— Employment Agreements and Severance Agreements with Executive Officers.”

Name	Benefit	Termination without Cause		Resignation for Good Reason		Termination without Cause in Connection with Sale Event or Change in Control		Resignation for Good Reason in Connection with Sale Event or Change in Control
Current Officers

Marc D. Beer	Cash Severance	$450,000	(1)	$450,000	(1)	$1,012,500	(2)	$1,012,500	(2)
	Option Acceleration	3,365,481	(3)	3,365,481	(3)	13,461,926	(4)	13,461,926	(4)
	Health Benefits	21,301	(5)	21,301	(5)	31,952	(6)	31,952	(6)
	Accrued Vacation Pay(7)	—		—		—		—

Mark J. Fitzpatrick	Cash Severance	$265,000	(1)	$265,000	(1)	$265,000	(1)	$265,000	(1)
	Option Acceleration	—		—		—	(4)	—	(4)
	Health Benefits	21,301	(5)	21,301	(5)	21,301	(5)	21,301	(5)
	Accrued Vacation Pay(7)	7,474		7,474		7,474		7,474

Martha J. Carter	Cash Severance	$275,000	(1)	$275,000	(1)	$275,000	(1)	$275,000	(1)
	Option Acceleration	—		—		362,700	(4)	362,700	(4)
	Health Benefits	21,301	(5)	21,301	(5)	21,301	(5)	21,301	(5)
	Accrued Vacation Pay(7)	10,926		10,926		10,926		10,926

Mark J. Sumeray	Cash Severance	$350,000	(1)	$350,000	(1)	$350,000	(1)	$350,000	(1)
	Option Acceleration	—		—		$671,400	(4)	671,400	(4)
	Health Benefits	21,301	(5)	21,301	(5)	21,301	(5)	21,301	(5)
	Accrued Vacation Pay(7)	—		—		—		—

Former Officer

Christine A. Pellizzari(8)	Cash Severance	$260,052	(1)	$260,052	(1)	$260,052	(1)	$260,052	(1)
	Option Acceleration	1,243,234	(4)(9)	—		1,243,234	(4)	1,243,234	(4)
	Health Benefits	22,921	(5)	22,921	(5)	22,921	(5)	22,921	(5)
	Accrued Vacation Pay(7)	—		—		—		—
	Outplacement Services	3,000	(10)	—		—		—

(1)	Represents twelve months continuation of such executive’s base salary as in effect at December 31, 2011.
(2)	Represents 1.5 times the sum of $450,000, Mr. Beer’s base salary as in effect at December 31, 2011, plus $225,000, which would have been Mr. Beer’s 2010 bonus had he been an executive officer for the entire year.
(3)	Represents the in-the-money value of 25% of the unvested portion of such executive’s equity awards as of December 31, 2011. The value is calculated by multiplying the number of shares subject to such 25% acceleration by the amount (if any) by which $16.74, the closing price of the Company’s Common Stock on December 30, 2011, exceeds the exercise price of the applicable equity award.
(4)	Represents the in-the-money value of 100% of the unvested portion of such executive’s equity awards as of December 31, 2011. The value is calculated by multiplying the number of shares subject to such 100% acceleration by the amount (if any) by which $16.74, the closing price of the Company’s Common Stock on December 30, 2011, exceeds the exercise price of the applicable equity award.
(5)	Represents twelve months continuation of the executive’s employee benefits, including health insurance and benefits.

(6)	Represent eighteen months continuation of the executive’s employee benefits, including health insurance and benefits.
(7)	Represents the monetary value of the executive’s accrued but unused vacation as of December 31, 2011.
(8)	In connection with the closing of our Bedminster, New Jersey office on December 31, 2011, and the consolidation of facilities and related administrative functions into our Cambridge, Massachusetts headquarters, the employment of Ms. Pellizzari, former Executive Vice President, General Counsel and Secretary, was terminated without cause, effective December 31, 2011. The amounts shown under the “Termination without Cause” column reflect the actual value of benefits, as of December 31, 2011, that Ms. Pellizzari was entitled to receive as a result of her termination from the Company without cause, effective as of December 31, 2011. The amounts reflecting cash severance and health benefits in such column, payable to or for the benefit of Ms. Pellizzari in fiscal 2012, are consistent with our contractual obligations under our employment agreement with Ms. Pellizzari dated October 4, 2010. The amounts reflecting option acceleration and outplacement services in such column reflect the anticipated value as of December 31, 2011 of such benefits, are consistent with our contractual obligations pursuant to the Separation Agreement dated November 29, 2011 and the Consulting Agreement dated November 29, 2011, each between us and Ms. Pellizzari, as described more fully above, and represent consideration that Ms. Pellizzari was not contractually entitled to receive under her employment agreement.
(9)	Pursuant to her Separation Agreement and Consulting Agreement, each dated November 29, 2011 between Ms. Pellizzari and the Company, an aggregate of 103,020 shares of unvested stock options issued under the Company’s 2006 Stock Option and Grant Plan, as amended, and associated equity award agreements between Ms. Pellizzari and the Company, were accelerated and became immediately vested and exercisable as of December 31, 2011, the effective date of termination of Ms. Pellizzari’s employment with the Company.
(10)	Pursuant to her Separation Agreement dated November 29, 2011 with the Company, Ms. Pellizzari was entitled to six weeks of outplacement services, up to a maximum cost of $3,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of holdings and transactions in our Common Stock with the SEC. Based on our records and other information, we believe that, in 2011, none of our directors, executive officers or 10% stockholders failed to file a required report on time.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2011, we have engaged in the following transactions with our directors, executive officers and holders of more than 5% of our voting securities, affiliates or any member of the immediate family of the foregoing persons.

Purchase of Common Stock in Follow-On Public Offering

June 2011

On June 29, 2011, Marc Beer, our Chief Executive Officer purchased an aggregate of 64,516 shares of our Common Stock at the closing of our follow-on public offering at the offering price to the public, for an aggregate purchase price of $999,998.00.

Employment and Consulting Agreements

We have also entered into employment agreements with Mr. Beer, Mr. Fitzpatrick, Ms. Carter, Dr. Sumeray, Ms. Pellizzari and Mr. Lewis that provide for certain salary, bonus and severance compensation. In connection with the closing of our Bedminster, New Jersey office on December 31, 2011 and the consolidation of facilities and related administrative functions into our Cambridge, Massachusetts headquarters, Ms. Pellizzari’s employment was terminated without cause by the Company effective December 31, 2011, and we entered into a Separation Agreement and Consulting Agreement with Ms. Pellizzari. The Separation Agreement and Consulting Agreement with Ms. Pellizzari provided for the acceleration of certain stock options and severance payments. For more information regarding these agreements, see “Executive Compensation — Employment Agreements and Severance Agreements with Named Executive Officers.”

Stock Option Awards

For more information regarding stock options awarded to our named executive officers, see “Executive Compensation — Outstanding Equity Awards at Fiscal Year End — 2011.”

Policies for Approval of Related Person Transactions

Our Board of Directors reviews and approves transactions with directors, officers, and holders of five percent or more of our voting securities and their affiliates, each, a related person. We have adopted a related person transaction approval policy that governs the review of related person transactions. Pursuant to this policy, if we want to enter into a transaction with a related person or an affiliate of a related person, our general counsel will review the proposed transaction to determine, based on applicable NASDAQ and SEC rules, if such transaction requires pre-approval by the Audit Committee and/or Board of Directors. If pre-approval is required, such matters will be reviewed at the next regular or special Audit Committee and/or Board of Directors meeting. We may not enter into a related person transaction unless our general counsel has either specifically confirmed in writing that no further reviews are necessary or that all requisite corporate reviews have been obtained.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

The Board of Directors has voted to nominate Sandford D. Smith and Paul G. Thomas for election as Class II directors at the Annual Meeting, each to serve for a term of three years until the 2015 Annual Meeting of Stockholders, and until their respective successors are duly elected and qualified. The Class III directors, Marc D. Beer and David I. Scheer, and the Class I directors, Sol J. Barer, Ph.D. and Antonio M. Gotto Jr., M.D., D.Phil., will serve until the Annual Meetings of Stockholders to be held in 2013 and 2014, respectively, and until their respective successors have been elected and qualified.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as Class II directors of Sandford D. Smith and Paul G. Thomas. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his or her place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted at the Annual Meeting is required to elect each nominee as a director.

The Board of Directors recommends a vote “FOR” the election of each of Sandford D. Smith and Paul G. Thomas as a Class II director, and proxies solicited by the Board of Directors will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

PROPOSAL NO. 2 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has directed the Company to submit the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 (“fiscal 2012”) for ratification by the stockholders at the Annual Meeting. Neither the by-laws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during fiscal 2012 if it determines that such a change would be in the best interests of the Company and its stockholders.

A representative of Ernst & Young LLP is expected to attend the Annual Meeting and will have the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions of stockholders.

Ratification of the selection of Ernst & Young LLP requires that the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting vote “For” this Proposal 2. An abstention vote will have the same effect as a vote “Against” this Proposal 2. Discretionary votes by banks, brokers and other nominees on this routine proposal will be counted towards the quorum requirement and will affect the outcome of the vote.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2012.

Report of the Audit Committee

The Audit Committee has reviewed and discussed our audited financial statements with management. In addition, the Audit Committee has discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Accounting Oversight Board in Rule 3200T, which includes, among other items, matters related to the conduct of the audit and our financial statements. The Audit Committee has also reviewed the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence. The Audit Committee has reviewed with Ernst & Young LLP, the independent registered public accounting firm’s independence from Aegerion Pharmaceuticals, Inc.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Ernst & Young LLP, the Audit Committee unanimously recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the Securities and Exchange Commission.

By the Audit Committee of the Board of Directors of Aegerion Pharmaceuticals, Inc.

Paul G. Thomas, Chairman of the Audit Committee

Sandford D. Smith

This report shall not constitute “soliciting material,” shall not be deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference into any of our other filings under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this report by reference therein.

Independent Accountants’ Fees and Services

The following sets forth fees billed for audit and other services provided by Ernst & Young LLP for the fiscal years ended December 31, 2011 and December 31, 2010:

Fee Category	Year Ended December 31, 2011	Year Ended December 31, 2010
Audit Fees(1)	$410,350	$707,840
Audit-Related Fees(2)	—	—
Tax Fees(3)	84,175	33,500
Other Fees(4)	—	—
Total Fees	$494,525	$741,340

(1)	Audit Fees includes fees for audit services, as described below.
(2)	Audit-Related Fees includes fees for audit-related services, as described below.
(3)	Tax Fees includes fees for tax services, as described below.
(4)	Other Fees include other services, as described below.

The Audit Committee has adopted a Pre-Approval Policy for Audit and Non-Audit Service, or the Pre-Approval Policy, which sets forth the procedures and the conditions pursuant to which services to be performed by the independent registered accounting firm may be pre-approved. Unless a type of service has been pre-approved pursuant to the Pre-Approval Policy, it must be separately pre-approved by the Audit Committee or the Chairman of the Audit Committee, before it may be provided by the independent registered accounting firm. Pursuant to the Pre-Approval Policy, certain audit services, audit-related services, tax services and other services have been pre-approved by the Audit Committee. Below is a brief summary of each category of services and the types of services that the Audit Committee has pre-approved in each category.

Audit services are services necessary for the audit of our annual financial statements and the review of our quarterly financial statements and services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements.

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are traditionally performed by the independent auditor.

Tax services are professional services rendered for tax compliance, tax advice and tax planning. Services include tax services related to U.S. federal, state and local tax planning and advice and compliance, international tax planning and compliance, review of federal, state, local and international income, franchise and other tax reports and licensing or purchase of income tax preparation software from the independent registered accounting firm, provided the functionality is limited to preparation of tax returns.

Other services are services other than audit, audit-related or tax services that are routine and recurring services that would not impair the independence of the auditor.

All of the services performed by the independent registered accounting firm that were performed in our fiscal years ended December 31, 2011 and December 31, 2010 were pre-approved by the Audit Committee.

STOCKHOLDER PROPOSALS FOR THE 2013 ANNUAL STOCKHOLDERS MEETING

In order to be considered for inclusion in the Company’s proxy materials for the 2013 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, stockholders’ proposals must be received by us at our principal executive offices at 101 Main Street, Suite 1850, Cambridge, Massachusetts 02142 no later than December 21, 2012. Proposals received after that date will not be included in the Company’s proxy materials for the 2013 annual meeting.

Stockholders who intend to present a proposal or nominate a director at the 2013 annual meeting of stockholders without inclusion in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, are required to provide advance written notice of such proposal to us, at the address listed in the following paragraph, not earlier than February 5, 2013 and not later than March 7, 2013; provided, however, that in the event that the date of the 2013 annual meeting is more than thirty (30) days before or more than sixty (60) days after the anniversary date of this year’s Annual Meeting, or if no annual meeting were held for 2012, notice by the stockholder to be timely must be delivered not earlier than the close of business on the ninetieth (90th) day prior to the 2013 annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to the 2013 annual meeting or the tenth (10th) day following the day on which we first make a public announcement of the date of the 2013 meeting.

All stockholder proposals should be delivered to the attention of our Secretary, Anne Marie Cook, Esq., c/o Aegerion Pharmaceuticals, Inc., 101 Main Street, Suite 1850, Cambridge, MA 02142. We suggest that proposing stockholders submit his or her proposals by certified mail, return receipt requested. We advise you to review our Amended and Restated Bylaws, or by-laws, which contain additional requirements about advance notice of stockholder proposals and director nominations. If a proposal is received on a timely basis and properly comes before the meeting, management may still exercise discretionary voting authority on the proposal in connection with proxies solicited by management for the meeting under circumstances consistent with the proxy rules of the SEC.

HOUSEHOLDING OF MEETING MATERIALS

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, beneficial owners of our Common Stock who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the Notice Regarding Internet Availability of Proxy Materials, or Proxy Notice, for all beneficial owners of our Common Stock having that address. This procedure will reduce our printing costs and postage fees. If, in the future, you do not wish to participate in householding and prefer to receive your Proxy Notice in a separate envelope, please contact the Investor Relations Department at 101 Main Street, Suite 1850, Cambridge, Massachusetts 02142, or e-mail Investor Relations at investorrelations@aegerion.com. We will respond promptly to such requests.

For those beneficial owners who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those beneficial owners notifies us, in the same manner described above, that they wish to receive a printed copy for each beneficial owners at that address.

GENERAL

Management does not intend to bring any business before the Annual Meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to the proxy in accordance with their best judgment on such matters.

OTHER INFORMATION

Proxies are being solicited by our Board of Directors. We will bear the costs of the solicitation of the proxies on behalf of the Board of Directors. Our directors, officers or employees may solicit proxies in person, or by mail, telephone, facsimile or electronic transmission. The costs associated with the solicitation of proxies will include the cost of preparing, printing, and mailing this Proxy Statement, the Proxy Notice and any other information we send to stockholders. In addition, we must pay banks, brokers, custodians and other persons representing beneficial owners of shares held in street name certain fees associated with:

•	Forwarding printed proxy materials by mail to beneficial owners; and

•	Obtaining beneficial owners’ voting instructions.

If you choose to access the proxy materials and/or vote on the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Anne Marie Cook
Anne Marie Cook Senior Vice President, General Counsel and Secretary Aegerion Pharmaceuticals, Inc.

REVOCABLE PROXY

AEGERION PHARMACEUTICALS, INC.

ANNUAL MEETING OF STOCKHOLDERS

June 5, 2012

9:00 a.m. (EDT)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes Mark J. Fitzpatrick and Anne Marie Cook, or either one of them, attorneys and proxies, with power of substitution in each, to act for the undersigned with respect to all shares of Common Stock of Aegerion Pharmaceuticals, Inc. held of record by the undersigned on April 9, 2012, at the Annual Meeting of Stockholders to be held at the One Main Street, East Arcade Conference Center, Cambridge, MA 02142, on Tuesday, June 5, 2012, at 9:00 a.m. (EDT), or any adjournment or postponement thereof, for the following purposes:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE.

( Continued, and to be marked, dated and signed, on the other side)

                             FOLD AND DETACH HERE

AEGERION PHARMACEUTICALS, INC. — ANNUAL MEETING, JUNE 5, 2012

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.rrdezproxy.com/2012/Aegerion

You can vote in one of three ways:

1.

Call toll-free at 1-855-730-0803 on a touch-tone telephone and follow the simple recorded instructions. Your vote will be confirmed and cast as you directed. (Toll-free telephone voting is available for residents of the U.S. and Canada only.)

or

2.	Via the Internet at http://www.rtcoproxy.com/aegr and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

6913

z			REVOCABLE PROXY AEGERION PHARMACEUTICALS, INC.		{
	X	PLEASE MARK VOTES AS IN THIS EXAMPLE		Annual Meeting of Stockholders
JUNE 5, 2012

		For	Withhold	For All Except			For	Against	Abstain
	1. Election of two Class II Directors:	☐	☐	☐	2.	To ratify the appointment of Ernst & Young LLP as Aegerion Pharmaceuticals, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2012.	☐	☐	☐
	(1) Sandford D. Smith (2) Paul G. Thomas				The Board of Directors recommends a vote “FOR” the proposal.
INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

The Board of Directors recommends a vote “FOR” the nominees.
					3.	To transact such other business as may properly come before the meeting or any adjournment thereof.
					Please check this box if you plan to attend the Annual Meeting of Shareholders				☐
					Mark here for address change and note change				☐

	Please be sure to date and sign this proxy card in the box below.	Date

	Sign above	Co-holder (if any) sign above				Please sign your name exactly as it appears on the stock certificate. All of several joint owners should sign. Fiduciaries should give full title.

x	IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW								x

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

                                ¿                                                                                                                                           ¿

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1.	By Mail; or
2.

By Telephone (using a Touch-Tone Phone) Vote By Telephone — Please call toll-free at 1-855-730-0803 on a touch-tone telephone and follow the simple recorded instructions. Your vote will be confirmed and cast as you directed. (Toll-free telephone voting is available for residents of the U.S. and Canada only.); or

3.	By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., June 5, 2012. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone

anytime prior to 3 a.m., June 5, 2012:

Call toll-free at 1-855-730-0803 on a touch-tone telephone

and follow the simple recorded instructions. Your vote will be confirmed and cast as you directed. (Toll-free telephone voting is available for residents of the U.S. and Canada only.)

1-855-730-0803 (US & Canada only)

Vote by Internet anytime prior to 3 a.m., June 5, 2012 go to https://www.rtcoproxy.com/aegr

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS:	http://www.rrdezproxy.com/2012/Aegerion

Your vote is important!